SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 31, 2000
                                  ------------

                         UNIROYAL TECHNOLOGY CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of other jurisdiction of incorporation)



                     0-20686               65-0341868
                     --------          ------------------
           (Commission File Number) (IRS Employer Identification No.)



                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code (941) 366-2100
                                 --------------



              (Former name or former address, if changed since last
                                    report.)

                                               Item 5. Other Events.
                                      --------------------------------------
         Pursuant to a Merger Agreement dated as of April 10, 2000, among Uniroyal Technology Corporation (the "Company"), Bayplas4, Inc., a wholly owned subsidiary of the Company ("Bayplas4") and Sterling Semiconductor, Inc. ("Sterling"), Bayplas4 was merged into Sterling, and Sterling became a wholly owned subsidiary of the Company. The transaction was closed on May 31, 2000. Copies of the Merger Agreement, without exhibits (other than Exhibit E) and schedules, and the amendment dated April 27, 2000 to the Merger Agreement are appended to this report as Exhibit 10.54. Unaudited pro forma condensed financial information is appended to this report as Appendix A.

Item 7.  Exhibits


Table                                                                 Exhibit
Item No.          Exhibit Description                                 Number
------------------------------------------------------

                           Merger Agreement dated as of
                           April 10, 2000, among Uniroyal
                           Technology Corporation, Bayplas4,
                           Inc., and Sterling Semiconductor,
10                         Inc.                                       10.54



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    UNIROYAL TECHNOLOGY CORPORATION



                                    By:   /s/ Oliver J. Janney
                                          ----------------------
                                          Oliver J. Janney
                                          Executive Vice President, General
                                          Counsel and Secretary

Dated: June 14, 2000

                                                                   Exhibit 10.54










                                MERGER AGREEMENT

                                      AMONG

                        UNIROYAL TECHNOLOGY CORPORATION,

                                 BAYPLAS4, INC.

                                       AND

                          STERLING SEMICONDUCTOR, INC.
















Dated: April 10, 2000

C:\wp51\agreemnt\merger
C:\wp51\agreemnt\merger

                                TABLE OF CONTENTS

Exhibits.....................................................................ii

Schedules...................................................................iii

Article 1 - Name; Amended Articles of Incorporation...........................1
         1.1   Name...........................................................1
         1.2   Articles.......................................................2

Article 2 - Directors.........................................................2

Article 3 - By-Laws...........................................................2

Article 4 - Service of Process................................................2

Article 5 -  Terms of Merger..................................................2
         5.1   Conversion of Shares...........................................2
         5.2   Exchange of Shares.............................................3
         5.3   Purchase Price Adjustment......................................4

Article 6 - Effect of Merger..................................................4

Article 7 - Representations, Warranties and Agreements of Sterling............4
         7.1   Corporate Status...............................................4
         7.2   Capitalization.................................................5
         7.3   Stock Ownership................................................5
         7.4   Subsidiaries...................................................5
         7.5   Financial Statements...........................................5
         7.6   Undisclosed Liabilities........................................6
         7.7   Changed Conditions.  ..........................................7
         7.8   Taxes..........................................................8
         7.9   Intellectual Property..........................................9
         7.10  Real Property..................................................9
         7.11  Personal Property.............................................10
         7.12  Title to Property.............................................10
         7.13  Contracts, Leases and Commitments.............................10
         7.14  Accounts Receivable...........................................11
         7.15  Inventory.....................................................11
         7.16  Insurance; Bank Accounts; Powers of Attorney..................11
         7.17  Claims, Investigations and Litigation.........................12
         7.18  Broker........................................................12
         7.19  Permits; Compliance with Laws.................................12
         7.20  Workers' Compensation.........................................13
         7.21  Labor Union Activity..........................................14
         7.22  Employees; Employee Benefits..................................14
         7.23  Adverse Trends................................................15
         7.24  Sales Volume..................................................15
         7.25  Restrictions..................................................15
         7.26  Effect of Agreement...........................................15
         7.27  Accuracy of Statements........................................16
         7.28  Product Warranty..............................................16
         7.29  Product Liability.............................................17
         7.30 Proxy Statement/Private Placement Memorandum/Registration Statement,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,17

Article 8 - Representations, Warranties and Covenants of Uniroyal and
                  Merger Sub.................................................17
         8.1   Corporate Status..............................................17
         8.2   Capitalization................................................18
         8.3   Financial Statements..........................................18
         8.4   No Broker.....................................................18
         8.5   Restrictions..................................................18
         8.6   No Lawsuits, Consents.........................................19
         8.7   Execution and Effect of Agreement.............................19
         8.8   SEC Reports...................................................19
         8.9   Tax-Free Reorganization.......................................19
         8.10  Best Efforts..................................................19

Article 9 - Covenants of Sterling............................................20
         9.1   Access to Information.........................................20
         9.2   Business As Usual.............................................20
         9.3   Contract Commitments..........................................20
         9.4   Indebtedness..................................................20
         9.5   Credit........................................................20
         9.6   Employee, Supplier, Customer Relations........................20
         9.7   Inventories...................................................21
         9.8   Condition of Assets...........................................21
         9.9   Dividends.....................................................21
         9.10  Amendment of Articles of Incorporation; By-Laws...............21
         9.11  Capital Changes...............................................21
         9.12  This section is intentionally left blank......................21
         9.13  Power of Attorney.............................................21
         9.14  Violation of Law..............................................21
         9.15  Advances, Loans...............................................22
         9.16  Taxes.........................................................22
         9.17  Capital Expenditures..........................................22
         9.18  Capital Dispositions..........................................22
         9.19  Payment of Liabilities and Waiver of Claims...................22
         9.21  Insurance.....................................................23
         9.22  Compensation..................................................23
         9.23  Banking.......................................................23
         9.24  Accounting....................................................23
         9.25  Financial Information.........................................23
         9.26  Third Party Consents..........................................23
         9.27  Warranties and Representations................................24
         9.28  Exclusivity...................................................24
         9.29  Provide Information...........................................24
         9.30  Shareholders' Approval........................................25
         9.31  Loans and Advances............................................25
         9.32  Cooperation on SEC Filings....................................25
         9.33  Tax-Free Reorganization.......................................25
         9.34  Employment Agreements.........................................25
         9.35  Best Efforts..................................................25

Article 10 - Conditions to Obligations of Uniroyal...........................26
         10.1  Representations and Warranties of Sterling....................26
         10.2  Compliance with Agreement.....................................26
         10.3  No Adverse Change.............................................26
         10.4  No Litigation.................................................26
         10.5  No Casualty...................................................27
         10.6  Shareholders Meeting..........................................27
         10.7  Certificates..................................................27
         10.8  Opinion of Counsel............................................27
         10.9  Consents......................................................28
         10.10 Financial Results.............................................28
         10.11 Accountant's Confirmation.....................................28
         10.13 Information about Sterling Shareholders.......................29

Article 11 - Conditions to Obligations of Sterling...........................29
         11.1 Representations and Warranties.................................29
         11.2 Compliance with Agreement......................................29
         11.3 Proceedings and Documents......................................29
         11.4 Opinions of Counsel or Public Accountants......................29
         11.5 No Litigation..................................................30
         11.6 Certificate of Fulfillment of Conditions.......................30

Article 12 - Waiver, Modification and Termination............................31
         12.1 Waiver.........................................................31
         12.2 Amendment......................................................31
         12.3 Termination....................................................31
         12.4 Breakup Fee....................................................31
         12.5 Effect of Termination..........................................32

Article 13 - Time Merger Becomes Effective...................................32

Article 14 - Post- Closing Covenants.........................................32
         14.1  Certain Filings...............................................32
         14.2  Registration Statement; Proxy Statement/Private
                   Placement Memorandum......................................33
         14.3  Nasdaq........................................................33
         14.4  Tax-Free Reorganization.......................................34
         14.5  Repurchase Contingency........................................34

Article 15 - Notices.........................................................34

Article 16 - Survival; Confidentiality.......................................35
         16.1  Survival of Representations and Warranties....................35
         16.2  Confidentiality...............................................35

Article 17 - Miscellaneous...................................................36
         17.1  Entire Agreement..............................................36
         17.2  Counterparts..................................................36
         17.3  Exhibits......................................................36
         17.4  Governing Law.................................................36
         17.5  Transactional Expenses........................................36
         17.6  Bridge Notes..................................................36

                                    Exhibits

Exhibit  Section No(s).                Exhibit Title

A                 1.2, 7.1             Sterling's Articles of Incorporation

B                 7.1                  Certificate of Good Standing for Sterling

C                 3.1, 7.1             Sterling's By-Laws

D                 10.12                Form of Employment Agreement

E                                      Defined Terms

F                 5.3                  March Balance Sheet and Forecast Balance
                                        Sheet

                                    Schedules

Schedule          Section No(s).         Schedule Title

Schedule 7.1               7.1           Directors and Officers of Sterling

Schedule 7.3               7.3           List of Sterling Shareholders

Schedule 7.5               7.5           Financial Statements

Schedule 7.6               7.6           Extraordinary Liabilities

Schedule 7.7               7.7           Extraordinary Actions Since December
                                         31,1999

Schedule 7.9               7.6, 7.7,
                                7.9      Intellectual Property List

Schedule 7.10              7.5(b),7.10   Leased Real Property List

Schedule 7.11              7.11          Personal Property List

Schedule 7.12              7.12          Exceptions to Title

Schedule 7.13              7.6(c), 7.7,
                                7.13     Contract List

Schedule 7.14              7.14          Accounts Receivable

Schedule 7.15              7.15          Inventory

Schedule 7.16(a)           7.6(c),
                                7.16(a)  Insurance List

Schedule 7.16(b)           7.16(b)       Bank Accounts; Powers of Attorney

Schedule 7.19              7.19          Permit List

Schedule 7.20              7.20          Worker's Compensation Claims

Schedule 7.22              7.22          Employee Benefit Plans

Schedule 7.23              7.23          Adverse Trends

Schedule 7.28              7.28          Terms and Conditions of Sale

Schedule 9.17              9.17          Capital Expenditures

         THIS AGREEMENT OF MERGER, dated as of April 10, 2000 among Uniroyal Technology Corporation, a Delaware corporation, ("Uniroyal"); Bayplas4, Inc., a Delaware corporation ("Merger Sub"); and Sterling Semiconductor, Inc., a
Virginia corporation ("Sterling"). Merger Sub and Sterling are sometimes referred to herein collectively as the "Constituent Corporations."

                                   WITNESSETH

         WHEREAS, Uniroyal desires to acquire all of the issued and outstanding common stock, par value $0.01 per share, of Sterling (the "Sterling Common Shares") and all of the issued and outstanding Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling (the "Sterling Preferred Shares", the Sterling Common Shares and Sterling Preferred Shares being hereinafter referred to as the "Sterling Shares" and a single share of either as a "Sterling Share"); and

         WHEREAS, the holders of the Sterling Shares (the "Sterling Shareholders") desire to transfer the Sterling Shares in exchange for shares of the common stock, par value $0.01 per share, of Uniroyal (the "Uniroyal Common Shares"), provided that such transfer can be made on a basis that will generally not be subject to federal income tax until they sell the Uniroyal Common Shares that they receive in the transaction hereunder; and

         WHEREAS, the Boards of Directors of Sterling and Uniroyal have approved this Agreement and the merger of Merger Sub into Sterling pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in accordance with the laws of the State of Delaware and the Commonwealth of Virginia, Sterling and Uniroyal have agreed and do hereby agree that, subject to the conditions hereinafter set forth, Merger Sub shall be merged into Sterling and Sterling shall be the surviving corporation incorporated under the laws of the Commonwealth of Virginia (herein sometimes called the "Surviving Corporation"), and that the terms and conditions of such merger (the "Merger") shall be as follows:

Article 1 - Name; Amended Articles of Incorporation

         1.1 Name. The name of the Surviving Corporation shall be Sterling Semiconductor, Inc.

         1.2 Articles. The Articles of Incorporation of Sterling, as heretofore amended shall, from and after the time the Merger becomes effective (the "Effective Time"), constitute the articles of incorporation of the Surviving Corporation within the meaning of Section 13.1-721 of the Virginia Stock Corporation Act and may be certified separately and apart from this Agreement as the articles of incorporation of the Surviving Corporation. A copy of such Articles of Incorporation is attached hereto as Exhibit A.

Article 2 - Directors

         2.1 The Directors of the Surviving Corporation shall resign and be replaced by Howard R. Curd, Robert L. Soran and George J. Zulanas, Jr., who shall continue as Directors of the Surviving Corporation from and after the Closing.

Article 3 - By-Laws

         3.1 The Amended By-Laws of Sterling as in effect immediately prior to the Effective Time shall from and after the Effective Time be the By-Laws of the Surviving Corporation. A copy thereof is attached hereto as Exhibit C.

Article 4 - Service of Process

         4.1 CT Corporation System, whose address is 1200 South Pine Island Road, Plantation, Florida 33324, is the statutory agent upon whom any process, notice, or demand against either of the Constituent Corporations or the Surviving Corporation may be served.

Article 5 - Terms of Merger

         5.1 Conversion of Shares. The terms and conditions of the Merger, the mode of carrying the Merger into effect, and the manner and basis of causing the securities of Sterling to constitute or to be converted into securities of Uniroyal shall be as follows:

         a. Uniroyal shall contribute to the capital of Merger Sub a number of Uniroyal Common Shares sufficient to permit the conversion in Subsection 5.1b below and conversion of other securities of Sterling pursuant to Subsections 5.1.e and 5.1.f below.

         b. Each Sterling Share which shall be issued and outstanding at Closing shall be converted into unregistered Uniroyal Common Shares, the number of which will be calculated pursuant to the Conversion Ratio. Promptly after the Closing, Uniroyal shall file the articles of merger with the Virginia Corporation Commission and the certificate of merger with the Secretary of State of the State of Delaware and, not later than five (5) business days after the Closing, shall file the Registration Statement with the Commission to register the Uniroyal Common Shares delivered pursuant to this Article 5.

         c. The common stock of Merger Sub held by Uniroyal will be cancelled.

         d. In the event that, prior to the Closing, there shall be any split of Uniroyal Common Shares or any stock dividend thereon, the number of Uniroyal Common Shares to be delivered to the holders of Sterling Shares will be adjusted to reflect such split or stock dividend fully.

         e. The Board of Directors of Sterling will take action prior to the Closing to cause options under the Sterling stock option plans (the "Sterling Option Plans") to be treated as follows:
                  (i) options held by employees of Sterling will have the options held by them cancelled and replaced with options to purchase Uniroyal Common Shares, based on the Conversion Ratio, under one of Uniroyal's stock option plans on terms identical as to vesting dates, termination dates and exercise price and such other terms as the Board of Directors of Sterling may deem necessary to deem such replacement fair under the Sterling Option Plans, provided that all terms of such replacement are permitted under the terms of the Uniroyal stock option plans; and (ii) options held by persons other than employees of Sterling shall be deemed to be exercised with no cash payment, entitling each such holder to Sterling Common Shares having a value, based on the Conversion Ratio, equal to the difference between such value and the exercise price, and such Sterling Common Shares shall be converted into unregistered Uniroyal Common Shares, the number of which shall be calculated based on the Conversion Ratio.

         f. Holders of warrants issued by Sterling that have not been exercised prior to the Closing shall be deemed to be exercised with no cash payment, entitling each such holder to Sterling Common Shares having a value, based on the Conversion Ratio, equal to the difference between such value and the exercise price, and such Sterling Common Shares shall be converted into unregistered Uniroyal Common Shares, the number of which shall be calculated based on the Conversion Ratio.

         5.2 Exchange of Shares. At the Effective Time, the holders of certificates for the Sterling Common Shares and Sterling Preferred Shares, other than objecting shareholders who shall have perfected their appraisal rights under the applicable provisions of the Virginia Dissenters' Rights Law shall cease to have any rights as shareholders of Sterling, and their sole rights shall be with respect to the Uniroyal Common Shares. After the Closing, the holders of the certificates for the Sterling Shares, upon surrender of the same to the transfer agent for Uniroyal Common Shares, shall receive in exchange therefor a certificate or certificates representing the Uniroyal Common Shares into which such holders' Sterling Shares shall have been converted by the Merger. Uniroyal will not issue a certificate or certificates for any fraction of a Uniroyal Common Share to any holder of a certificate or certificates for Sterling Shares. In lieu of such fractional shares, any holder of Sterling Shares otherwise entitled to receive a fractional Uniroyal Common Share shall be paid an amount in cash equal to the value of such fractional interest as soon as practicable after the surrender of such holder's certificate or certificates representing Sterling Shares.

         5.3 Purchase Price Adjustment. Prior to the Closing, Sterling shall prepare a balance sheet of Sterling as of March 31, 2000 (the "March Balance Sheet") and a forecast of the balance sheet of Sterling as of April 30, 2000 (the "Forecast Balance Sheet"). Copies of the March Balance Sheet and the Forecast Balance Sheet are appended hereto as Exhibit F. The Forecast Balance Sheet will include reserves for the reasonable anticipated costs of Sterling in connection with the transactions contemplated by this Agreement. Sterling shall use the method in establishing the Forecast Balance Sheet which was consistently applied in preparing the February Balance Sheet. Prior to the Closing, Sterling shall prepare a balance sheet of Sterling as of April 30, 2000 (the "Closing Balance Sheet"). In the event that the Working Capital on the Closing Balance Sheet is less than the Working Capital shown on the Forecast Balance Sheet, the Conversion Ratio for the Shares will be reduced on the basis of a one dollar ($1.00) reduction in the total value of Uniroyal Common Shares being delivered hereunder for each dollar that such actual Working Capital varies from the Working Capital set forth on the Forecast Balance Sheet, provided that such adjustment will reflect only decreases in Working Capital in excess of $250,000 and fraud.

Article 6 - Effect of Merger

         6.1 At the Effective Time the effect shall be as provided by the applicable provisions of the Stock Corporation Act of the Commonwealth of Virginia.

Article 7 - Representations, Warranties and Agreements of Sterling

         Sterling hereby makes the following representations and warranties to Uniroyal.

         7.1 Corporate Status. Sterling is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all necessary corporate powers, governmental qualifications and authorizations to own its assets and to operate its business in each jurisdiction in which such assets are now owned and such business is now operated by it, except to the extent that failure to obtain such qualification and authorization would not have a material adverse effect on the business of Sterling. Attached as Exhibit A is a true and complete copy of Sterling's Articles of Incorporation, as amended to date, certified by the Virginia
Corporation Commission not earlier than twenty (20) days prior to the date hereof. To be attached as Exhibit B prior to the Closing are certificates of good standing in respect of Sterling from the Virginia Corporation Commission and from each jurisdiction in which Sterling is qualified to do business or in which Sterling owns assets or conducts business, each certified by the appropriate Secretary of State. Attached as Exhibit C is a true and complete copy of Sterling's By-Laws, as amended to date, certified by the Secretary of Sterling. The minute books of Sterling which have been provided for inspection by Uniroyal contain true originals or copies of all minutes of meetings of, and actions taken by the shareholders of Sterling, the Board of Directors and all committees of the Board of Directors of Sterling. Schedule 7.1 lists all the directors and officers of Sterling as of the date hereof.

         7.2 Capitalization. The authorized number of shares of Sterling is 3,600,000, consisting of 2,600,000 shares of Sterling Common Stock and 1,000,000 shares of Sterling Preferred Stock. Sterling has issued and outstanding 691,658 shares of Sterling Common Stock, 254,729 shares of Sterling Preferred Stock and warrants and stock options outstanding to purchase 935,132 Sterling Common Shares. All of such issued and outstanding Sterling Shares are duly authorized, validly issued, fully paid and nonassessable. None of such shares were issued in violation of preemptive rights of any shareholder of Sterling. No shares of capital stock of Sterling are held as treasury stock. Except as set forth above, there are no outstanding Sterling Shares reserved for issuance upon exercise of outstanding stock options, and there are no outstanding subscriptions, warrants, options or other purchase rights requiring the issuance or delivery of any additional shares of capital stock of Sterling.

         7.3 Stock Ownership. The names, addresses and Social Security or federal tax identification numbers of the record owners of the Sterling Shares are set forth on Schedule 7.3 hereto.

         7.4 Subsidiaries. Sterling has no subsidiaries and is not a partner or joint venturer, nor does it hold a proprietary interest, in any business entity, organization or enterprise.

         7.5      Financial Statements.

          (a) The following financial statements of Sterling (hereinafter called the "Financial Statements") are attached hereto as
                  Schedule 7.5:

                  (i) Statements of income for the twelve months ended December 31, 1997 and 1998 and the unaudited statements of income for the twelve months ended December 31, 1999 and the two months ended February 29, 2000 (the "February Income Statement"), and

                  (ii) Balance sheets for the same periods as the statements of income, including the unaudited balance sheet as of February 29, 2000 (the "February Balance Sheet").

                  (b) The Sterling Financial Statements are complete and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent in all material respects with that of the preceding year or period. The inventory values have been established using the first-in, first out (FIFO) method. The inventory of Sterling as reflected in its February Balance Sheet was owned by Sterling on the date thereof and was of good and salable quality. Sterling has no information or reasonable grounds to believe that such inventory will not be as salable in the future as it was on February 29, 2000. Subject to any adjustments that may be made in the Closing Balance Sheet, all of the fixed assets reflected in the February Balance Sheet are, on the date hereof, in existence and are in the possession of Sterling and located at one of the facilities of Sterling listed in Schedule 7.10 hereto.

         (c) With the exception of matters disclosed in this Agreement or any exhibit or schedule delivered pursuant hereto, Sterling does not know, or have any reasonable grounds to know, of any facts which could reasonably give rise to any Liability or obligation of Sterling whatsoever,liquidated or unliquidated, actual or contingent, criminal or civil, whether or not covered by insurance, for which adequate provision has not been made in the February Balance Sheet, subject to adjustments that may be made in the Closing Balance Sheet. For the purpose of this Agreement, the obligations or liabilities referred to above will include, without limitation, any claim which may be made against Sterling for a refund of all or any part of the purchase price or rental or lease fee paid for products sold, rented or leased by it, or for damages for loss or injury suffered, which is based on negligence or a breach or an alleged breach by Sterling of any express or implied obligation or duty imposed upon it as a vendor or lessor of products, or any claim which may be made against Sterling for any penalties or other relief under the provisions of any federal, state or local law, statute, regulation, rule, ordinance, code or standard.

         7.6 Undisclosed Liabilities. Sterling does not have any liabilities, fixed or contingent, which are not fully shown or provided for on the balance sheet as at December 31, 1999 (the "December Balance Sheet") or in the notes thereto, except:

         (a) liabilities incurred in or as a result of the ordinary course of business since December 31, 1999, all of which have been incurred on a basis consistent with past practices;

         (b) liabilities permitted by or provided for or otherwise disclosed in this Agreement, in Schedule
                  7.6, or in any of the other Schedules hereto; and
         (c)      obligations  to  perform  after   December  31,  1999,  under
                  contracts and agreements listed in Schedules 7.9, 7.13 or 7.16(a) hereto.

         7.7      Changed Conditions.    Since December 31, 1999, except as set
                  forth in or contemplated by Schedule 7.7 to this Agreement or the contracts, leases, or documents listed in Schedule 7.13 hereto, Sterling has not:

         (a) issued or sold any shares of its capital stock or debt securities or granted any option for the purchase of any such securities;

         (b) incurred any material obligation or Liability other than in the ordinary course of business;

         (c) satisfied and discharged any lien, or paid any obligation or Liability other than current liabilities included in the December Balance Sheet and current liabilities incurred since that date in the ordinary course of business;

         (d) declared or paid any dividend on, or made any distribution with respect to, its capital stock, or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

         (e) made any general wage or salary increase or any increase in compensation payable or to become payable to any officers or management employees, or entered into any employment contract with any officer or key salaried employee;

         (f) mortgaged, pledged or subjected to lien or other encumbrance any of its property (except possible liens for current state and local property taxes not yet payable);
         (g) sold or transferred any of its assets or prepaid or canceled any debts or claims, except in each case in the ordinary course of business;
         (h) sold, assigned, or granted rights under any patent, trade name, trademark or copyright, or any application therefor, or any trade secrets or designs for any products currently manufactured or services provided by Sterling;
         (i)      knowingly waived any rights of material value;
         (j) acquired any other business or entered into any licensing arrangement or joint venture;
         (k) become involved in or threatened with any labor dispute which has had or could have an effect on its business or financial condition;
         (l)      suffered any material loss;
         (m) suffered any damage or destruction, whether or not covered by insurance, adversely affecting its properties;
         (n)      changed its accounting methods;
         (o) entered into any transaction other than in the ordinary course of business; or
         (p) to Sterling's Knowledge, experienced any other event or condition of any character which is, or with the lapse of time or occurrence of such event or condition would be, materially adverse to the financial condition, business, assets, properties or operations of Sterling.

         7.8      Taxes.  Sterling has:

                  (a) timely filed in accordance with all applicable laws, all material returns, extensions, statements, reports, estimates, declarations and forms (hereinafter referred to collectively as the "Returns") required to be filed by it on or before the Closing with respect to any Taxes;

                  (b) paid all Taxes shown to have become due pursuant to such Returns; and

                  (c) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable.

All such Returns are true and correct in all material respects and reflected as of the time of filing the facts regarding the income, business, assets, operations, activities and status of Sterling and any other information required to be shown therein.

                  Correct and complete copies of:

                  (a)      federal income tax returns for Sterling, and

                  (b) state and local income and other tax returns of Sterling for each of the years ended December 31, 1996 through December 31, 1998, have heretofore been delivered or made available to Uniroyal.

To Sterling's Knowledge, (A) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to Taxes with respect to any Return; (B) all amounts required to be collected or withheld by Sterling with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted; (C) no extension of time within which to file any Return has been requested, following which the Return has not been filed within the terms of the extension; (D) there are no Security Interests for federal or state Taxes upon the assets of Sterling; (E) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Return which remains in effect; (F) there are no tax rulings, requests for rulings, or closing agreements relating to Sterling which could affect its Liability for Taxes for any period after the Closing ; (G) no federal, state or local income tax returns of Sterling have been audited and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver; (H) no power of attorney has been granted by Sterling with respect to any matter relating to Taxes of Sterling which is currently in force; (I) no property of Sterling is property that Sterling is required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code prior to its amendment by the Tax Reform Act of 1986 or is "tax exempt use property" within the meaning of
Section 168(h) of the Code; (J) Sterling has not filed any consent under Section 341(f) of the Code or any comparable provision of state revenue statutes; and
(K) Sterling has not participated in or cooperated in any international boycott, within the meaning of Section 999 of the Code, nor has Sterling had operations which are or may hereafter become reportable under Section 999 of the Code. The accruals for current federal income taxes to be reflected in the Closing Balance Sheet will be established based on the consistent application of methods that Sterling has heretofore used.

         7.9 Intellectual Property. Sterling has not registered, nor filed any application to register, any patents, copyrights or trademarks. Schedule 7.9 hereto contains a list of each license or other agreement relating to patents, copyrights, trademarks or other Intellectual Property used in Sterling's business. Sterling owns the entire right, title and interest in or leases all Intellectual Property used in its business, and such items constitute all the
Intellectual Property required by Sterling for use in its business and operation. Sterling is not a party to any agreement by which it is granted a license or by which it grants a license on Intellectual Property owned by it or by which it agrees to maintain the secrecy or confidentiality of any intellectual property, except as set forth in such Schedule 7.9. To Sterling's Knowledge, none of the Intellectual Property used in its business is subject to any pending or threatened challenge, nor has Sterling received any notice that the foregoing are invalid or conflict with or infringe the asserted rights of others. Sterling has no Knowledge that any third party is infringing any Intellectual Property rights of Sterling. To its Knowledge, Sterling has no Liability for intellectual property infringement as to any equipment, materials or supplies manufactured, used or sold by it. Except as indicated in Schedule
7.9 hereto, Sterling has not given indemnification for potential intellectual property infringement as to any equipment, materials or supplies manufactured, used or sold by Sterling.

         7.10 Real Property. Sterling owns no real property. Schedule 7.10 hereto contains a list of all real property leased to Sterling. Copies of all leases evidencing or affecting the title to all real property leased or used by Sterling have been furnished to Uniroyal (collectively, the "Real Property Leases"), and such copies are, to the Knowledge of Sterling, correct and complete. To Sterling's Knowledge, Sterling is not involved in any dispute with any third party under any of the Real Property Leases. To Sterling's Knowledge, Sterling has all easements and rights of ingress and egress necessary for utilities and services and for all operations conducted on such real property. Sterling is not aware of any claims of adverse possession nor of any set of facts which might give rise to such a claim(s).

         7.11 Personal Property. Schedule 7.11 lists each item of tangible personal property owned, rented, leased or used by Sterling and having a value of $1,000 or more; the quantity of each item; the location of such personal property; and where applicable, the serial number of each item of personal property. Schedule 7.11 also lists separately each automobile, truck or other automotive equipment owned, rented, leased or used by Sterling. As to each item of personal property owned by Sterling, Schedule 7.11 lists the date such property was purchased, the net book value thereof and whether or not such property is subject to a lien, encumbrance, title retention or security arrangement. As to each such item of personal property subject to a lien, encumbrance, title retention or security arrangement, Schedule 7.11 identifies the holder and nature thereof and the amount and repayment terms of the underlying debt which such lien, encumbrance, title retention or security arrangement secures. With regard to each item of personal property rented or leased by Sterling, Schedule 7.11 identifies the party from whom such property is rented or leased, the date and term of the lease or rental agreement, the amount of rent payable; any renewal and purchase options; and all other material terms. Except as set forth in Schedule 7.11, no personal property used by Sterling in connection with its business is held under any lease, conditional sale contract, installment sale contract or other lien, encumbrance, title retention or security arrangement, or is located at a place not in the possession of Sterling. Each item of personal property identified in Schedule
7.11 is in good working condition and is in a good state of maintenance and repair, ordinary wear and tear excepted.

         7.12 Title to Property. Sterling has good and marketable title to, or holds by valid and enforceable agreement of lease or license, all of the assets owned, leased, rented, licensed, used or otherwise held by Sterling, and such assets are free and clear of any restrictions or conditions to transfer or assignment and are free and clear of all liens, mortgages, easements, rights of way, pledges, encumbrances, agreements, charges, claims, Security Interests, equities, taxes, conditions enforceable by any third party, covenants, conditions or restrictions, except as set forth in Schedule 7.12.

         7.13 Contracts, Leases and Commitments. Schedule 7.13 is a complete list of all contracts and agreements (other than payroll), written or oral, involving the payment of$10,000 or more in any twelve-month period, including, without limitation, sales agreements, purchase agreements, mortgages, guarantees, security agreements (including, without limitation, Uniform Commercial Code financing statements), loan agreements, and leases of real or personal property, to which Sterling is a party. Schedule 7.13 specifies the type of agreement; a general description of the subject matter; the term and effective date; the dollar value; and the names and addresses of the parties to such agreements; and all other material terms of such agreements. All of the agreements listed in Schedule 7.13 are valid and binding upon the parties thereto and enforceable in accordance with their terms. Except as indicated in
Schedule 7.13, to Sterling's Knowledge, each of the parties to each agreement listed therein has complied with and is complying with all the provisions thereof in all material respects and is not in default under any provision thereof, and no party to any such agreement has given notice to any other party thereto that the latter is in default thereunder. Except as disclosed in
Schedule 7.13, neither this Agreement nor consummation of the transactions contemplated hereby will result in a default under or breach of, or require the consent or approval of any party to, any agreement listed in Schedule 7.13.
Schedule 7.13 includes a complete list of all contracts, agreements, commitments, leases, instruments, debts, or obligations, oral or written, between Sterling and any of its shareholders, officers, directors or employees (or any other person affiliated with such persons or Sterling); Schedule 7.13 indicates the parties; their relationship to Sterling; a general description of the subject matter; the effective date; the term and dollar value of each agreement listed; and all other material terms.

         7.14 Accounts Receivable. Schedule 7.14 lists the accounts receivable of Sterling as of February 29, 2000, including the name of each account; the account number; the invoice number and date; payment terms; and the age of each such account on the basis of thirty (30), sixty (60), and ninety (90) days and over, from the date of original invoice. Each such account receivable listed arose from valid sales or rentals in the ordinary course of business and is collectible. Except as reflected in Schedule 7.14, no refunds, reimbursements, discounts or other adjustments are payable by Sterling with respect to any of its accounts receivable. Sterling has no Knowledge and has no reasonable grounds to know, of any defenses, rights of setoff, recoupment, assignments, pledges, liens, encumbrances, claims, equities or conditions enforceable by third parties with respect to or affecting the accounts receivable of Sterling.

         7.15 Inventory. The inventory of Sterling shown on its February Balance Sheet or acquired or ordered by it since that date is of such a quality as to be usable and saleable in the ordinary course of business and does not include any items that are below standard quality or obsolete (less stated reserves for obsolescence), that have a slow rate of turnover, or that are not in conformance with Sterling's existing standards, except as described in Schedule 7.15.

         7.16 Insurance; Bank Accounts; Powers of Attorney. Schedule 7.16(a) lists all insurance policies and bonds in force or which were in force at any time within the last three years with respect to Sterling and the dates of termination of the policies of insurance of each type now or previously held by Sterling. Sterling has furnished Uniroyal with copies of the insurance policies now in force and included on Schedule 7.16(a) and with loss runs indicating claims made or paid under such policies during the last three (3) years and claims currently pending under such policies. Schedule 7.16(b) hereto sets forth
(a) the name of each bank in which Sterling has an account, lock box or safe deposit box, and the names of all personnel authorized to draw thereon or to have access thereto, and (b) the name of each person, corporation, firm, association or business entity holding a proxy, general or special power of attorney, or other similar instrument from Sterling. Copies of all such proxies, powers of attorney and other documents have been heretofore provided to Uniroyal.

         7.17 Claims, Investigations and Litigation. There is no material claim or litigation by or against Sterling alleging personal injury, property damage or economic loss and involving Sterling or any director, officer, employee or agent of Sterling or any property of, or product or service sold or provided by Sterling or any other litigation or investigation (including government investigations or audits) of Sterling. To Sterling's Knowledge, there are no claims, lawsuits, arbitrations, government proceedings, investigations or audits pending to which Sterling is a party (as plaintiff, defendant or otherwise) or which relate to any of the Sterling Shares . Sterling has no reasonable grounds to anticipate the filing or receipt of any other material claim or the commencement of any other lawsuit, arbitration or proceeding by or against, or investigation of, Sterling or involving the assets of Sterling or the Sterling Shares.

         7.18 Broker. Sterling does not know of any broker, finder, or financial advisor who is acting or has acted in Sterling's behalf, or of any person, firm or corporation entitled to receive any brokerage or finder's or financial advisory fee from Sterling in connection with the transactions contemplated by this Agreement other than Wallace Willmore & Cromwell & Co., LLC, for whose fee Sterling will be responsible.

         7.19     Permits; Compliance with Laws.

         A. Schedule 7.19 lists all governmental licenses, permits and authorizations which are held or used by Sterling. With respect to each such license, permit or authorization, 7.19 contains a brief description of the license, permit or authorization; the identity of the issuing agency or authority; the license or permit number; the expiration date of each such license, permit or authorization; and all other material terms of such license, permit or authorization. Such licenses, permits and authorizations are the only material governmental licenses, permits and authorizations currently required of Sterling for the operation of its business, and all such licenses, permits and authorizations are in effect as of the date hereof. Sterling is not aware of any reason why Uniroyal should not be able to obtain renewal of such licenses, permits and authorizations upon proper submission by Uniroyal of applications therefor to appropriate governmental bodies, authorities or agencies, nor is Sterling aware of any circumstances relating to Uniroyal's ownership or use of the assets to be acquired hereunder in the same manner as Sterling has owned and used the same which would require Uniroyal to obtain any governmental license, permit or authorization in addition to the licenses, permits and authorizations disclosed in Schedule 7.19. Sterling has complied with all conditions or requirements imposed by the licenses, permits and authorizations described in
Schedule 7.19, and Sterling has not received any notice and does not have any reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses, permits or authorizations or that valid grounds for such cancellation or termination currently exist.

         B. To Sterling's Knowledge, Sterling has complied with, and is not in material violation of, any federal, state, or local statutes, laws, ordinances, rules, regulations, codes or standards which affect the operation of Sterling's business (including, without limitation, Environmental, Health and Safety Laws), except for minor failures to comply that would not reasonably be expected to result in a material adverse effect on the assets or financial condition or prospects of the business of Sterling. To Sterling's Knowledge, all corporate action required of Sterling in connection with the proper conduct of its business, and all reports and returns required to be filed and permits required to be secured by Sterling in connection with the conduct of its business, have been taken, filed, or secured. To Sterling's Knowledge, Sterling has not received any notice of any claimed violation of any federal, state or local statute, law, ordinance, rule, regulation, code, standard or order, and Sterling has no Knowledge, or any reasonable grounds to know, of any such violation.

         C. To Sterling's Knowledge, (1) Sterling is not in violation of any provision, regulation or requirement issued by any regulatory body of competent jurisdiction under the Resource Conservation and Recovery Act; (2) there are no underground tanks located on any real property currently leased to Sterling, except as listed in Schedule 7.19; (3) there have been no federal Environmental Protection Agency or Occupational Safety and Health Administration (OSHA) inspections, or inspections by any comparable state or local agencies, of Sterling's facilities within the last three (3) years; (4) there have been no OSHA citations or citations by comparable state and local authorities received by Sterling; (5) Sterling has filed no OSHA 200 Forms with federal, state or local agencies during the last three (3) years which contain safety records and procedures at Sterling's facilities; (6) Sterling has not conducted any hearing tests and noise surveys within the last three (3) years; and (7) there is no site owned by any third party as to which Sterling or any predecessor has or may have cleanup Liability, including, without limitation, any superfund site as to which Sterling or any predecessor of Sterling may be a Potentially Responsible Party ("PRP").

         7.20 Workers' Compensation. Schedule 7.20 hereto describes all closed, pending or, to Sterling's Knowledge, threatened claims of past or present employees for compensation for any injury, disability or illness arising out of their employment by Sterling that have occurred within the past three (3) years.

         7.21 Labor Union Activity. There has not been during the last three years, nor is there currently pending or, to Sterling's Knowledge, threatened, any strike, work stoppage or labor troubles involving the employees of Sterling.

         7.22     Employees; Employee Benefits.

         A. Sterling has heretofore provided Uniroyal with (1) the names, calendar year 1999 annual earnings and current rates of pay of each of the current employees of Sterling; (2) any general increase, since December 31, 1999, in the rate of compensation paid to Sterling's salaried and hourly employees; (3) all presently outstanding loans and advances (other than routine travel advances) made by Sterling to any employee and the current status thereof; (4) copies of any employment application used by Sterling since January 1, 1996 (including any forms used to comply with the Immigration Reform and Control Act of 1986); and (5) information on COBRA compliance. Sterling has not maintained any written affirmative action plan during the last three (3) years, has not been audited by the Office of Federal Contract Compliance Programs during the last three (3) years, and has not filed any EEO-1 reports during the last three (3) years.

         B. All "Employee Benefit Plans" as defined by Section 3(3) of ERISA and any other plans providing for compensation or benefits maintained by Sterling are listed in Schedule 7.22 hereto. Any such plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans") have been determined by the Internal Revenue Service to be qualified under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. The Pension Plans have been maintained in all material respects in accordance with ERISA. To Sterling's Knowledge, neither Sterling nor any "party in interest" or "disqualified person" with respect to the Pension Plans has engaged in a prohibited transaction within the meaning of
Section 4975 of the Code or Title I, Part 4 of ERISA. No Employee Benefit Plan of Sterling is subject to Title IV of ERISA or the minimum funding standards under ERISA or the Code. Sterling has filed all reports and returns, and has made all required disclosures, required by applicable provisions of ERISA and the Code. Full payment has been (or prior to the time the Merger becomes effective will be) made or accrued of all amounts which are required or expected under the terms of each such plan to have been paid for the period ending at the time the Merger becomes effective, including any amounts accrued as contributions pursuant to a defined contributions plan. All of the expenses of such plans have been properly accounted for in accordance with generally accepted accounting principles consistently applied. At the time the Merger becomes effective, no transaction shall have occurred in connection with which Sterling would be subject to a civil penalty pursuant to Section 502(i) of ERISA or which would constitute a prohibited transaction under ERISA or be subject to a tax imposed under Section 4975 of the Code. True and complete copies of any such employee benefit plans (including plan summaries, announcements or booklets provided to Sterling employees), determination letters issued after 1980 by the Internal Revenue Service with respect to the qualification of any of such plans qualified or intended to qualify, under Section 401(a) of the Code, annual or actuarial reports and Form 5500 and other filings made by or on behalf of any such plans, have been provided to Uniroyal. Sterling neither contributes to nor is under any obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA).

         7.23  Adverse  Trends.  Except as fully  and  accurately  disclosed  in
Schedule 7.23 hereto, to Sterling's Knowledge, there is no material fact, condition, or event relating to (i) the potential loss of the benefit of, or any material change in, any relationship with any customers, suppliers, key employees, or insurers, or (ii) price increases for parts, raw materials, supplies, services or equipment purchased from present suppliers or vendors which is, with the lapse of time or the occurrence of such event or condition will be, materially adverse to the financial condition, business, assets, properties or operations of Sterling.

         7.24 Sales Volume. Except as fully and accurately disclosed in Schedule
7.23 hereto, there is no basis to anticipate any material reduction, during the year ending December 31, 2000, in dollar volume of sales or prices charged by Sterling to any customer of Sterling which accounted for five percent (5%) or more of Sterling's sales during the year ended December 31, 1999.

         7.25 Restrictions. Except as set forth in this Agreement or in the Schedules hereto, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, agreement or permit to which Sterling is subject or a party, or constitute a default thereunder, or result in the creation of any liens, claim or encumbrance upon any of Sterling's assets, or violate any of the provisions of the Articles of Incorporation or By-Laws of Sterling, each as amended to the date hereof. There is no lawsuit, proceeding, or investigation pending, or to the Knowledge of Sterling, threatened against Sterling which might prevent the consummation of any of the transactions contemplated by this Agreement.

         7.26 Effect of Agreement. Sterling has the corporate power and authority to enter into this Agreement (subject to approval thereof by the shareholders of Sterling) and, subject to such approval, this Agreement constitutes the legal and binding obligation of Sterling, enforceable against Sterling in accordance with its terms. To Sterling's Knowledge, neither this Agreement nor the consummation of the transactions contemplated hereby violates or will violate any statute, law, regulation, rule, ordinance, code, standard, order, writ, judgment, injunction, decree, determination or award, or conflicts with or constitutes a default under Sterling's Articles of Incorporation or By-Laws or any indenture, mortgage, lease, lien, instrument or other agreement by which Sterling is bound, nor will it result in an event which, whether immediately or upon the giving of notice or lapse of time or both, will permit the acceleration of the maturity date of any obligation under any such indenture, mortgage, lease, lien, instrument or other agreement or the creation of any lien or encumbrance on any property or asset of Sterling, nor will it enable any party to any agreement to which Sterling is a party to exercise a right to terminate or otherwise modify the terms thereof.

         7.27 Accuracy of Statements. No representation or warranty by Sterling contained in this Agreement, and no writing, certificate, schedule, list, report, instrument, or other document furnished to or to be furnished to Uniroyal pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact solely with respect to Sterling or its business, or omits or will omit to state a material fact solely with respect to Sterling or its business necessary in order to make the statement and information contained therein not misleading, or necessary in order to provide a prospective purchaser of the capital stock of Sterling with full and proper information as to Sterling and Sterling's affairs.

         7.28 Product Warranty. To Sterling's Knowledge, each product manufactured, sold, leased, or delivered by Sterling has been in material conformity with all applicable contractual commitments and all express and implied warranties, except where waived by the purchaser thereof (and where such waiver is valid, enforceable, and memorialized in writing, it is not subject to cancellation or rescission by the purchaser or by any other party, and complies with all applicable laws regarding the waiver of warranties). To Sterling's Knowledge, Sterling does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith (including any Liability that might arise from a purchaser's rescission of a waiver of a warranty or a purchaser's denial of having waived a warranty), subject only to the reserve for product warranty claims set forth on the face of the December Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of Sterling. No product manufactured, sold, leased, or delivered by Sterling is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 7.28 includes copies of the standard terms and conditions of sale for each of Sterling's products containing applicable guaranty, warranty, and indemnity provisions.

         7.29 Product Liability. To Sterling's knowledge, Sterling does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Sterling.

         7.30 Proxy Statement/Private Placement Memorandum/Registration Statement. Sterling will provide to Uniroyal any necessary information concerning Sterling and its officers, shareholders and affiliates (the "Sterling Information") in connection with the notice of meeting and confidential private placement memorandum (the "Proxy Statement/Private Placement Memorandum") to be sent to the Sterling Shareholders in connection with the meeting of the Sterling Shareholders to consider the Merger and the Registration Statement. The Sterling Information will not, on the date the Proxy Statement/Private Placement Memorandum (or any amendment thereof or supplement thereto) is first mailed to Sterling Shareholders or at the time of such meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication to Sterling Shareholders in connection with the meeting which has become false or misleading. If at any time prior to the Closing any event relating to Sterling or any of its officers, directors, shareholders or other affiliates is discovered by Sterling which should be set forth in a supplement to the Proxy Statement/Private Placement Memorandum, Sterling shall promptly inform Uniroyal. The Sterling Information supplied by Sterling for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sterling Information will comply in all material respects with the requirements of the Securities Act and the rules of the Commission thereunder. Notwithstanding the foregoing, Sterling makes no representation or warranty with respect to any information supplied by Uniroyal or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement/Private Placement Memorandum or the Registration Statement.

Article 8 - Representations, Warranties and Covenants of Uniroyal and Merger Sub

         8.1 Corporate Status. Each of Uniroyal and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted. Merger Sub is a wholly-owned subsidiary of Uniroyal and has not heretofore engaged in business, and at the date of this Agreement it has no assets other than its paid-in capital.

         8.2 Capitalization. The authorized number of shares of Uniroyal is 35,000,000 Common Shares and 1,000 shares of preferred stock. At January 30, 2000, Uniroyal had (1) 12,371,820 Uniroyal Common Shares issued and outstanding, and (2) 2,079,944 Uniroyal Common Shares reserved for issuance upon the exercise of outstanding options to officers and key personnel, and (3) warrants outstanding to purchase 368,185 Uniroyal Common Shares. All the issued and outstanding Uniroyal Common Shares are entitled to vote. The authorized number of shares of capital stock of Merger Sub is 1,000 shares of common stock, $0.01 par value per share. The Uniroyal Common Shares to be delivered pursuant to this Agreement, when so delivered, will be duly authorized and validly issued, fully paid and nonassessable.

         8.3 Financial Statements. The financial statements of Uniroyal set forth in its public filings with the Commission are complete and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent in all material respects with that of the preceding year or period. With the exception of matters disclosed in its published financial statements, Uniroyal does not know, or have any reasonable grounds to know, of any facts which could reasonably give rise to any Liability or obligation of Uniroyal whatsoever, liquidated or unliquidated, actual or contingent, criminal or civil, whether or not covered by insurance, for which adequate provision has not been made in Uniroyal's published financial statements.

         8.4 No Broker. Uniroyal does not know of any broker, finder, or financial adviser acting or who has acted on its behalf, or of any persons, firm, or corporation entitled to receive any brokerage or finder's or financial advisory fee in connection with the transactions contemplated by this Agreement other than Jesup & Lamont Capital Markets, Inc., for whose fee Uniroyal will be responsible.

         8.5 Restrictions. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, agreement or permit to which Uniroyal or Merger Sub is subject or a party, or constitute a default thereunder, or result in the creation of any liens, claim or encumbrance upon any of the assets of Uniroyal or Merger Sub, or violate any of the provisions of the Certificate of Incorporation or By-Laws of Uniroyal or Merger Sub, each as amended to the date hereof. There is no lawsuit, proceeding, or investigation pending, or to the actual knowledge of Uniroyal and Merger Sub, after reasonable investigation by their respective officers, threatened against Uniroyal or Merger Sub which might prevent the consummation of any of the transactions contemplated by this Agreement.

 .

         8.6 No Lawsuits, Consents. There is no lawsuit, proceeding, or investigation pending or, to the actual knowledge of Uniroyal's executive officers after reasonable investigation, threatened against Uniroyal or Merger Sub which might prevent the consummation of any of the transactions contemplated by this Agreement, and no approval or authorization of any governmental authority or of any third party on the part of Uniroyal or Merger Sub is required in connection with the execution and delivery of this Agreement or any instrument contemplated hereby or the consummation of any of the transactions contemplated hereby.

         8.7 Execution and Effect of Agreement. Each of Uniroyal and Merger Sub has the corporate power and authority to enter into this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Uniroyal and Merger Sub, and this Agreement constitutes the legal and binding obligation of Uniroyal and Merger Sub, enforceable against each of Uniroyal and Merger Sub in accordance with its terms.

         8.8 SEC Reports. Uniroyal has duly filed all reports required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all such reports conform in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder and do not contain any untrue statements of material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of Uniroyal's Quarterly Report on Form 10-Q for the quarter ended January 2, 2000, Uniroyal has not, to the actual knowledge of Uniroyal's executive officers, after reasonable investigation, experienced any other event or condition of any character which is, or with the lapse of time or occurrence of such event or condition would be, materially adverse to the financial condition, business, assets, properties or operations of Uniroyal on a consolidated basis.

         8.9 Tax-Free Reorganization. Neither Uniroyal nor Merger Sub will take, or fail to take, any action that would reasonably be expected to (i) adversely affect the qualification of the Merger as a reorganization pursuant to Section 368 (a)(2)(E) of the Code, or (ii) result in the receipt of Uniroyal Common Shares by Sterling Shareholders (without giving effect to disposition of such Uniroyal Common Shares) being treated as a taxable transaction.

        8.10 Best Efforts. Uniroyal and Merger Sub will use their reasonable best efforts to effectuate the conditions set forth in Article 11 hereof. In the event that any party becomes aware of any fact that would jeopardize the treatment of the Merger as a reorganization under Section 368(a)(2)(E) of the Code, Uniroyal and Uniroyal Sub will use their reasonable best efforts to assist in structuring the Merger to comply with such provision or such other provision as will permit the Merger to be a tax-free reorganization.

Article 9 - Covenants of Sterling

         From and after the date hereof and until the Closing of the Merger, Sterling hereby covenants and agrees that:

         9.1 Access to Information. Uniroyal and its counsel, accountants and other representatives will have full access during normal business hours to all assets, properties, books, accounts, records, contracts and documents of or relating to Sterling. Sterling shall furnish or cause to be furnished to Uniroyal and its representatives all data and information concerning the business, finance, properties and prospects of Sterling that may reasonably be requested.

         9.2 Business As Usual. Sterling shall continue to carry on its business diligently and in good faith in substantially the same manner as heretofore and shall make no material change in or institute any unusual or novel method of business operation. Sterling shall promptly, and in any event within forty-eight
(48) hours, notify Uniroyal in writing of any material change to Sterling or its business.

         9.3 Contract Commitments. Without the prior written consent of Uniroyal, which shall not be unreasonably withheld, Sterling shall not make any contract or commitment or series of related contracts or commitments, written or oral, which (a) has a term of performance extending beyond one (1) year or (b) involves sales or purchases by Sterling other than in the ordinary course of business.

         9.4 Indebtedness. Sterling shall not create any indebtedness other than that: (a) incurred in the ordinary course of business; (b) incurred pursuant to existing contracts; (c) incurred pursuant to commitments permitted hereby; or
(d) reasonably incurred in doing the acts and things contemplated by this Agreement.

         9.5 Credit. Sterling shall not extend credit to any third party other than in accordance with its normal credit terms.

         9.6 Employee, Supplier, Customer Relations. Sterling shall use its best efforts to preserve intact the business organization of Sterling, to maintain the present employees of Sterling, and to preserve the good will of Sterling's suppliers, customers and others having business relations with it.

         9.7 Inventories. Sterling shall buy and maintain inventories only in the ordinary course of business.

         9.8 Condition of Assets. Sterling shall maintain its assets in as good condition as on the date of this Agreement, ordinary wear and tear excepted.

         9.9 Dividends. Without Uniroyal's prior written consent, Sterling shall not declare or pay any dividend or make any other distribution to its shareholders with respect to the capital stock or debt of Sterling, shall not purchase or redeem any of its shares of capital stock, shall not issue rights or options to purchase or subscribe to any shares of its capital stock, or subdivide or otherwise change any such shares, and shall not issue or sell any shares of its capital stock. The foregoing is not intended to restrict Sterling from (i) paying stock dividends in Sterling Common Shares to holders of Sterling Preferred Shares pursuant to the terms of the Sterling Preferred Share, (ii) distributing to the Sterling Shareholders the share dividend approved by the Board of Directors of Sterling on December 3, 1999, (iii) issuing Sterling Common Shares pursuant to the merger of Novecon Technologies Corporation into Sterling, or (iv) issuing Sterling Common Shares to comply with the provisions of currently outstanding Sterling stock options and warrants.

         9.10 Amendment of Articles of Incorporation; By-Laws. Sterling shall not amend its Articles of Incorporation or its By-Laws, except as contemplated by this Agreement.

         9.11 Capital Changes. Except in order (i) to comply with the requirements of the merger of Novecon Technologies Corporation into Sterling,
(ii) to comply with the provisions of stock options and warrants heretofore issued by Sterling, (iii) to pay stock dividends in Sterling Common Shares to holders of Sterling Preferred Shares pursuant to the terms of the Sterling Preferred Shares, or (iv) to distribute to the Sterling Shareholders the share dividend approved by the Sterling Board of Directors on December 3, 1999, Sterling shall not issue or sell any securities, convertible units, options, warrants to purchase or rights to subscribe to, or enter into any arrangement or contract with respect to any shares of capital, stock or any other securities of Sterling, or make any other changes in the capital structure of Sterling without the prior written consent of Uniroyal.

         9.12     [This section is intentionally left blank.]

         9.13 Power of Attorney. Sterling shall not give to any person or organization any power of attorney without the prior written consent of Uniroyal.

         9.14 Violation of Law. Sterling shall promptly, and in any event within forty-eight (48) hours, notify Uniroyal of receipt by Sterling of any claim alleging its violation of any federal, state or local law, statute, ordinance, regulation, rule, code, standard or order.

         9.15 Advances, Loans. Sterling shall not advance or lend any sum of money to any Sterling Shareholder, director, officer or employee of Sterling or to any third party. All advances or loans to shareholders, directors, officers, or employees of Sterling or to any third party made prior to the Closing will be fully repaid as of the Closing .

         9.16     Taxes.

         (a)      Returns and Tax Responsibility.

                  (i) Sterling shall timely prepare and file all Returns of Sterling for all periods ending on or before the Closing . All such Returns will be prepared, and all elections with respect to such Returns will be made, to the extent permitted by law, in a manner consistent with Sterling's prior normal practice. At least fifteen (15) days prior to the filing of the Returns that Sterling is required to file pursuant to this Section 9.16(a)(i), Sterling shall provide Uniroyal with copies of such Returns for Uniroyal's review.

                  (ii) Sterling shall timely pay or cause to be paid all Taxes with respect to Returns prepared by Sterling pursuant to Section 9.16(a)(i). Sterling shall provide adequate reserves, computed in a manner consistent with Sterling's prior normal practice, on Sterling's Closing Balance Sheet for all liabilities for and with respect to Taxes of Sterling for periods ending on or before the Closing which are not required to be paid on or prior to the Closing.

         9.17 Capital Expenditures. Except as provided in the forecast set forth in Schedule 9.17, without the prior written consent of Uniroyal, Sterling shall not make any capital expenditures in excess of $5,000 for any single item or $10,000 in the aggregate, or enter into any lease of capital equipment or other property.

         9.18 Capital Dispositions. Sterling shall not sell or dispose of any capital assets without the prior written consent of Uniroyal. Sterling shall not dispose of or permit to lapse any trademark or other Intellectual Property used in the present conduct of Sterling's business.

         9.19 Payment of Liabilities and Waiver of Claims. Sterling shall not do, or agree to do, any of the following acts:

                  (a) pay any obligation or Liability, fixed or contingent, other than current liabilities;

                  (b)      waive or compromise any right or claim; or

                  (c) cancel, without full payment, any note, loan, or other obligation owing to Sterling or assigned for the benefit of Sterling.

         9.20 Existing Agreements. Sterling shall not materially modify, amend, cancel or terminate any of its existing contracts or agreements listed in Schedule 7.13, nor agree to do any such act without the prior written consent of Uniroyal.

         9.21 Insurance. Sterling shall keep in effect and undiminished its existing insurance coverage of all types. At the request of Uniroyal and at Uniroyal's sole expense, the amount of insurance against fire and other casualties which at the date of this Agreement Sterling carried on any of its properties or in respect of its operations will be increased by such amount or amounts as Uniroyal may specify.

         9.22 Compensation. Except to the extent, if any, required by good-faith collective bargaining obligations, Sterling shall not grant any general or uniform increase in the rate of pay to employees, any increase in salaries to any director, officer, employee or agent or any bonus or profit sharing payment. Sterling shall not increase, by means of any new or preexisting pension, profit-sharing, retirement, deferred compensation, insurance, vacation, termination or other similar employee benefit plan, contract or commitment, by any amount, the current or deferred compensation of any director, officer, employee or agent.

         9.23 Banking. Sterling shall not make any change in its banking or safe deposit arrangements.

         9.24 Accounting. Sterling shall not make any changes in its accounting methods or practices.

         9.25 Financial Information. Sterling, promptly upon their becoming available, shall provide to Uniroyal all financial information and data compiled or generated by or for Sterling relating to the business operations or financial condition of Sterling, including, without limitation, all balance sheets, statements of retained earnings, statements of changes in financial position, income statements, and information relating to Sterling's sales or receipts. Sterling shall also promptly provide to Uniroyal such other financial information and data relating to the business operations or financial condition of Sterling as Uniroyal may reasonably request.

         9.26 Third Party Consents. Sterling shall obtain at the earliest practicable date and prior to the Closing, all material consents required to consummate the transactions contemplated hereby.

         9.27 Warranties and Representations. Sterling shall refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate and shall promptly notify Uniroyal of the occurrence of any event or the failure of any event to occur prior to the Closing which results in an omission in or breach of any of the representations or warranties by Sterling in this Agreement or any of the exhibits or schedules delivered pursuant hereto.

         9.28 Exclusivity. Until the earlier of the Closing or termination of this Agreement, Sterling shall not , directly or indirectly, (a) initiate contact with any person or entity in an effort to solicit any Takeover Proposal,
(b) cooperate with, or furnish or cause to be furnished to any person or entity any non-public information concerning the business, properties or assets of Sterling in connection with any Takeover Proposal; (c) negotiate with any person or entity with respect to any Takeover Proposal; or (d) enter into any agreement or understanding with the intent to effect a Takeover Proposal. Sterling agrees that it will immediately notify Uniroyal in writing of the details of any Takeover Proposal of which it becomes aware. For purposes of this Section 9.28 a "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, (i) for a merger, consolidation, reorganization, other business combination or recapitalization involving a five percent (5%) or greater interest in Sterling or acquisition of the right to cast five percent (5%) or more of the votes of the Selling Shareholder on any matter with respect to Sterling, or for the acquisition of a substantial portion of Sterling's assets other than in the ordinary course of business; or (ii) the effect of which could be to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or to impair the contemplated benefits to Uniroyal of the transactions contemplated by this Agreement. Further, Sterling shall not provide, subject to existing contracts or as may be required by law, to any party other than Uniroyal access to Sterling's properties, books, records, financial statements, contracts, and documents. The foregoing is not intended to require the Board of Directors of Sterling to violate their fiduciary duties under Virginia law, including, but not limited to, the Virginia Stock Corporation Act.

         9.29 Provide Information. Sterling will furnish Uniroyal with all of the information concerning Sterling that may be required for inclusion (a) in any listing application or information statement which may be filed by Uniroyal with the Nasdaq National Market relating to the Uniroyal Common Shares; or (b) in any application or statement made by Uniroyal to any governmental agency in connection with the transactions contemplated by this Agreement; or (c) in the Proxy Statement/Private Placement Memorandum and the Registration Statement. All such information shall be true, complete, and correct in all material respects, shall not contain an untrue statement of any material fact, and shall not omit to state any material fact required to be stated or necessary in order to make such information not misleading.

         9.30 Shareholders' Approval. The Proxy Statement/Private Placement Memorandum shall include the recommendation of the Board of Directors of the Company in favor of the Merger, and such recommendation shall not be withdrawn, modified or changed in a manner adverse to Uniroyal or Merger Sub unless this Agreement is terminated pursuant to Section 12.3. Sterling shall notify each of the Sterling Shareholders in the text of the Proxy Statement/Private Placement Memorandum that appraisal rights are available with respect to the Merger and shall include in such notice a copy of Article 15 of the Virginia Dissenters' Rights Law.

         9.31 Loans and Advances. Prior to the Closing, Sterling shall obtain the repayment of all principal and interest on all loans and advances made to employees (other than reasonable travel advances made in the ordinary course of business).

         9.32 Cooperation on SEC Filings. Sterling agrees to cooperate with Uniroyal with respect to all filings that are required to be made by Uniroyal with regulatory authorities, in order to effect the transactions contemplated by this Agreement. Sterling shall assist Uniroyal and Merger Sub in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental authority which may be reasonably required or which Uniroyal or Merger Sub may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. Sterling agrees to make all appropriate representations and covenants in connection with the opinions of counsel to be attached to the Registration Statement with respect to the correctness of the discussion of the Registration Statement as to the material federal income tax consequences of the Merger.

         9.33 Tax-Free Reorganization. Sterling will not take any action, or fail to take, any action that would reasonably be expected to (i) adversely affect the qualification of the Merger as a reorganization pursuant to Section 368(a)(2)(E) of the Code or (ii) result in the receipt of Uniroyal Common Shares by Sterling Shareholders being treated as a taxable transaction.

         9.34 Employment Agreements. Sterling will not mail the Proxy Statement/ Private Placement Memorandum to the Sterling Shareholders and none of the parties hereto shall issue a public announcement about the Merger until Sterling has entered into employment agreements satisfactory to Uniroyal and the employees with the following key employees of Sterling: Gene E. Lewis, James LeMunyon, Cengis Balkas, Larry Rowland, Andrew Timmerman and Shaoping Wang.

         9.35 Best Efforts. Sterling will use its reasonable best efforts to effectuate the conditions set forth in Article 10 hereof; if the conditions set forth in Section 10.13 are not fulfilled, Sterling will use its reasonable best efforts to assist in structuring the Merger to comply with the requirements of applicable laws. Sterling will use its reasonable best efforts to effectuate the conditions set forth in Article 10 hereof. In the event that any party becomes aware of any fact that would jeopardize the treatment of the Merger as a reorganization under Section 368(a)(2)(E) of the Code, Sterling will use its reasonable best efforts to assist in structuring the Merger to comply with such provision or such other provision as will permit the Merger to be a tax-free reorganization.

Article 10 - Conditions to Obligations of Uniroyal

         All obligations of Uniroyal to be performed at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions hereinafter set forth in this Article 10. Nothing in this Article 10 will limit or restrict any rights or remedies which Uniroyal may have by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or obligation by Sterling under or pursuant to this Agreement.

         10.1 Representations and Warranties of Sterling. Sterling's representations and warranties made in this Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time, except to the extent that such representations and warranties shall then be untrue because of events or changes (which shall not in the aggregate have materially adversely affected the financial condition, business, properties, prospects or operations of Sterling) occurring or arising after the date of this Agreement in the ordinary course of business or in the due performance in accordance with their terms of contracts, leases and documents referred to in Schedule 7.13 hereto or in the carrying out of the transactions permitted by this Agreement or approved in writing by Uniroyal.

         10.2 Compliance with Agreement. Sterling shall have performed and complied in all material respects with all of its obligations under this Agreement at or before the Closing.

         10.3 No Adverse Change. Since December 31, 1999, there shall have been no material adverse change in the businesses, properties, prospects, assets or financial condition of Sterling.

         10.4 No Litigation. No litigation, proceeding, investigation, or action shall be pending or, to the Knowledge of Sterling, threatened by any significant customer or by any competitor of Uniroyal or Sterling to enjoin or prevent the consummation of the transactions contemplated by this Agreement or to obtain damages or other relief by reason of such consummation, or involving any of the business or properties owned or leased by Sterling which, in the reasonable opinion of Uniroyal, cannot be resolved promptly without any material adverse effect on the business, operations or prospects of Sterling.

         10.5 No Casualty. There shall not have occurred any casualty in and to any property of Sterling as a result of which either:

         (a) the monetary amount of damage or destruction totals thirty percent (30%) or more of the value of all of the operating properties owned or leased by Sterling, measured by book value; or

         (b) the monetary amount of damage or destruction totals less than twenty percent (20%) but more than five percent (5%) of the value of all of the operating properties owned or leased by Sterling, measured by book value, and such loss and business interruption shall not be fully covered by valid and existing insurance underwritten by responsible insurers.

         10.6 Shareholders Meeting. This Agreement shall have been adopted by the vote of the holders of two-thirds (2/3) of the Sterling Shares. Sterling shall have delivered to Uniroyal copies of the resolutions adopted or other actions taken by the Sterling Shareholders, certified by the President and Secretary of Sterling.

         10.7 Certificates. Sterling shall have delivered to Uniroyal (a) Articles of Merger in a form appropriate for filing with the Virginia Corporation Commission as evidence of the completion of all necessary corporate proceedings for the merger of Sterling into Merger Sub into Sterling, and (b) a certificate, dated the Closing Date, of an executive officer of Sterling, to the effect that the conditions set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 have been complied with.

         10.8 Opinion of Counsel. Sterling shall have delivered to Uniroyal the opinion of Shaw Pittman, legal counsel for Sterling, dated as of the Closing Date, in form and substance reasonably satisfactory to Uniroyal, to the effect that

         (a) Sterling's corporate existence, good standing and qualification are as stated in Section 7.1; (b) Sterling's authorized and outstanding capital stock is as stated in Section 7.2; (c) this Agreement has been duly authorized by Sterling by all necessary corporate proceedings

                  (including appropriate action by the shareholders and directors of Sterling) and is valid and enforceable against Sterling in accordance with its terms (except for the effect of bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally);

         (d) Sterling has full corporate power and authority to consummate the Merger contemplated by this Agreement;

         (e) neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement, instrument, permit, court order, or any consent decree to which Sterling is subject or a party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of Sterling's assets, or violate any of the provisions of Sterling's Articles of Incorporation or By-Laws, as amended to the date of such opinion;

         (f) the merger of Merger Sub into Sterling pursuant to this Agreement complies with the requirements of the Virginia
                  Stock Corporation Act;
         (g) no consent or approval by any governmental authority is required in connection with the execution and delivery by Sterling of this Agreement and the consummation of the transactions contemplated herein; and
         (h) such counsel does not know of any pending or threatened claim or litigation against Sterling, or involving any of its properties, which might result in any material adverse change in the financial condition, business, assets, properties or operations of Sterling, or interference with the sale of products by Sterling.

In rendering such opinion, counsel for Sterling is entitled to rely on certificates of public officials and officers of Sterling, reports of searches of filings under the Uniform Commercial Code, and opinions of local counsel.

         10.9 Consents. Uniroyal shall have received evidence satisfactory to it that Sterling has obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement.

         10.10 Financial Results. Prior to the Closing the February Balance Sheet and February Income Statement will not have been restated in such a manner that causes Uniroyal, in its reasonable judgment, to believe that the business or operations or prospects for Sterling have been materially adversely impacted.

         10.11       Accountant's Confirmation.  Uniroyal shall have received a
report of PricewaterhouseCoopers,    LLP,   independent   certified   public
accountants ("Sterling's Accountants"), satisfactory to Uniroyal, based upon a limited review (not constituting an examination in accordance with generally accepted auditing principles) of the February Balance Sheet, and the February Income Statement, which report shall state that nothing came to their attention that caused them to believe that the figures set forth in such financial statements were materially inaccurate.

         10.12 Employment Agreements. Sterling shall have entered into employment agreements with Gene E. Lewis, James LeMunyon, Cengiz Balkas, Larry Rowland, Andrew Timmerman, and Shaoping Wang substantially in the form of Exhibit D appended hereto, including a non-competition provision customary in the industry.

         10.13 Information about Sterling Shareholders. Sterling shall have provided to Uniroyal information reasonably satisfactory to Uniroyal to establish (a) which Sterling Shareholders are Accredited Investors; (b) that Sterling Shareholders who are non-Accredited Investors have sufficient information to meet the requirements of Regulation D of the Commission; and (c) that the number of Sterling Shareholders who are non-Accredited Investors does not exceed thirty-five (35).

Article 11 - Conditions to Obligations of Sterling

         All obligations of Sterling to be performed at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions hereinafter set forth in this Article 11. Nothing in this Article 11 will limit or restrict any rights or remedies which Sterling may have by reason of any misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or obligation by Uniroyal or Merger Sub under or pursuant to this Agreement.

         11.1 Representations and Warranties. The representations and warranties made in this Agreement by Uniroyal and Merger Sub shall be true at and as of the Closing of the Merger as though such representations and warranties were made at and as of such time, except to the extent that, since January 30, 2000, Uniroyal may have delivered or issued Common Shares upon the exercise of options to officers and key personnel or issued additional Common Shares in other acquisition transactions and except to the extent that, since January 30, 2000, the respective numbers of shares reserved in Section 8.2 may have changed as a result of such delivery or issuance or as a result of the grant of additional options to officers and key personnel.

         11.2 Compliance with Agreement. Uniroyal and Merger Sub shall have performed and complied in all material respects with all of its obligations under this Agreement at or before the Closing.

         11.3 Proceedings and Documents. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Sterling; and Uniroyal shall have furnished Sterling with certified copies of such proceedings and such other instruments and documents as Sterling shall have reasonably requested.

         11.4 Opinions of Counsel or Public Accountants. Uniroyal shall have delivered to Sterling the opinion of Oliver J. Janney or other counsel satisfactory to Sterling, dated as of the Closing Date, in form and substance satisfactory to Sterling, to the effect that Uniroyal's and Merger Sub's corporate existence, good standing and corporate power are as stated in Section 8.1; that the authorized and outstanding capital stock of Uniroyal and Merger Sub, respectively, is as stated in Section 8.2; that Uniroyal has duly authorized this Agreement by all necessary corporate proceedings and that no action by the shareholders of Uniroyal is required to authorize this Agreement and the Merger; that the Uniroyal Common Shares to be delivered pursuant to this Agreement, when so delivered, will be validly issued, fully paid and nonassessable; that this Agreement is valid and enforceable against Uniroyal in accordance with its terms, subject to normal exceptions for creditors' rights; that neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement, instrument, permit, court order, or any consent decree to which Uniroyal or Merger Sub is subject or a party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of the assets of Uniroyal or Merger Sub, or violate any of the provisions of the certificate of incorporation or by-laws of Uniroyal or Merger Sub, as amended to the date of such opinion; that no consent or approval by any governmental authority is required in connection with the execution and delivery by Uniroyal and Merger Sub of this Agreement and the consummation of the transactions contemplated thereby; and that such counsel does not know of any pending or threatened claim or litigation against Uniroyal or Merger Sub, or involving any of its properties, which might result in any material adverse change in the financial condition, business, assets, properties or operations of Uniroyal, or interference with the sale of products by Uniroyal. Uniroyal shall also have delivered to Sterling the opinion of Williams, Parker, Harrison, Dietz & Getzen or such other counsel or independent public accountants as may be reasonably satisfactory to Sterling that the Merger is a reorganization under Section 368(a)(2)(E) of the Code.

         11.5 No Litigation. No litigation, proceeding, investigation or action shall be pending or, to the actual knowledge of the executive officers of Uniroyal after reasonable investigation, threatened by any significant customer or by any competitor of Uniroyal or Sterling to enjoin or prevent the consummation of the transactions contemplated by this Agreement or to obtain damages or other relief by reason of such consummation, or involving any of the business or properties owned or leased by Uniroyal which, in the reasonable opinion of Sterling, cannot be resolved promptly without any material adverse effect on the business or operations of Uniroyal.

         11.6 Certificate of Fulfillment of Conditions. Uniroyal shall have delivered to Sterling a certificate signed by an executive officer of Uniroyal, dated the Closing Date, to the effect that the conditions set forth in Sections 11.1, 11.2 and 11.5 have been complied with.

Article 12 - Waiver, Modification and Termination

         12.1 Waiver. Either Uniroyal or Sterling may, by written notice to the other,

         (a) extend the time for the performance of any of the obligations or other actions of the other party but not beyond August 1, 2000; provided that, in the event that the Closing has not occurred by June 15, 2000 and provided that Sterling is not in default hereunder, Uniroyal will lend Sterling the sum of two million five hundred thousand dollars ($2,500,000) for working capital on terms similar to those at which Sterling is then currently entitled to borrow;

         (b) waive any inaccuracies in the representation of the other party contained in this Agreement; or

         (c) waive compliance with any of the agreements of the other party contained in this Agreement or waive or consent to the modification of performance of any of the obligations of the other party.

No other action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition, or agreement contained herein. Any extension, waiver or consent by any party shall be validly and sufficiently authorized for the purposes of this Agreement if authorized or ratified by the Board of Directors of such party.

         12.2 Amendment. The parties hereto, by mutual consent of their respective Boards of Directors or any persons designated thereby, may amend, modify, or supplement this Agreement (whether before or after the approval of this Agreement by the shareholders of Sterling) in such manner as may be agreed upon by them in writing.

         12.3 Termination. This Agreement may be terminated and the Merger hereby provided for may be abandoned at any time prior to the Effective
Time:

         (a) by mutual consent of the respective Boards of Directors of Sterling and Uniroyal; and

         (b) by the Board of Directors of Uniroyal or Sterling, if any of the conditions provided for in
                     Article 10 or 11 of this Agreement, as the case may be, have not been met and have not been waived by such party by July 1, 2000, unless such time has been extended by an officer of Uniroyal or Sterling, as the case may be, in writing.

         12.4 Breakup Fee. In the event that this Agreement is terminated by Uniroyal for reasons other than Sterling's default under this Agreement, compliance with law or failure of Sterling to have entered into the employment agreements referred to in Section 9.34 of this Agreement, Uniroyal will at the time of such termination make an equity investment in Sterling of five million dollars ($5,000,000) on terms to be set by mutual agreement. In the event that this Agreement is terminated by Sterling for reasons other than Uniroyal's default under this Agreement or compliance with law, Sterling will at the time of such termination pay to Uniroyal the sum of five million dollars ($5,000,000). Such payment will be made by the terminating party fifteen (15) days after the termination.

         12.5 Effect of Termination. In the event of termination and abandonment of the Merger (i) all information received by a party from another party with respect to the business of the other shall not at any time be used by such party for its advantage or disclosed by it to third persons to the detriment of the other party; (ii) all documents, lists, or other materials, and any copies made thereof, furnished by a party shall be returned to the party that furnished them, or upon request, destroyed; and (iii) none of Uniroyal, Merger Sub nor Sterling shall have any Liability or further obligation to any other party under this Agreement, except as stated in the preceding (i) and (ii) of this Section 12.5, and each party shall bear its own expenses in connection with this Agreement.

Article 13 - Time Merger Becomes Effective

         13.1 The closing under this Agreement ( the "Closing") shall take place at the offices of Uniroyal Technology Corporation, Two North Tamiami Trail,
Sarasota, Florida (or at such other place as the parties may agree upon in writing) as soon as practicable after the last of the conditions specified in Sections 10 and 11 has been fulfilled (or waived by the party entitled to waive that condition).

         13.2 Uniroyal and Sterling shall effect the Merger provided for by this Agreement as soon as practicable after the date of closing (the "Closing Date") by filing duly executed Articles of Merger and a Certificate of Merger pursuant to the applicable provisions of Virginia and Delaware law, respectively, in the offices of the Secretary of State of the Commonwealth of Virginia and the Secretary of State of the State of Delaware.

Article 14 - Post- Closing Covenants

         The parties agree to take the following actions after the Closing:

         14.1 Certain Filings. Uniroyal and Merger Sub agree to make or cause to be made all filings with regulatory authorities that are required of them to effect the transactions contemplated by this Agreement. Uniroyal and Merger Sub agree to make all reasonable representations and covenants in connection with the opinions of counsel to be attached to the Registration Statement with respect to the correctness of the discussion in the Registration Statement as to the material federal income tax consequences of the Merger.

         14.2 Registration Statement; Proxy Statement/Private Placement Memorandum. Not later than five (5) business days after the Closing, Uniroyal will prepare and file the registration statement (the "Registration Statement") in order to register the Uniroyal Shares issued in connection with the Merger with the Securities and Exchange Commission (the "Commission"). The Registration Statement shall not at the time the Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Uniroyal and Merger Sub shall furnish all information reasonably required to be included in the Proxy Statement/Private Placement Memorandum and the Registration Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. Such information will comply in all material respects with the requirements of the Securities Act and the rules of the Commission thereunder. The information supplied by Uniroyal and Merger Sub in writing specifically for including in the Proxy Statement/Private Placement Memorandum will not, on the date the Proxy Statement/Private Placement Memorandum (or any amendment thereof or supplement thereto) is first mailed to Sterling Shareholders or at the time of such meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication to Sterling Shareholders in connection with the meeting which has become false or misleading. If at any time prior to the date on which the Registration Statement becomes effective any fact relating to Uniroyal or Merger Sub or any of their respective officers, directors, shareholders or other affiliates is discovered by Uniroyal or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Private Placement Memorandum, Uniroyal shall promptly inform Sterling. Notwithstanding the foregoing, Uniroyal and Merger Sub make no representation or warranty with respect to any information supplied by Sterling which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Private Placement Memorandum.

         14.3 Nasdaq. Uniroyal will take all actions necessary to have the Uniroyal Common Shares issued in connection with the Merger listed on the Nasdaq National Market upon effectiveness of the Registration Statement.

         14.4  Tax-Free  Reorganization.  None  of  the  Surviving  Corporation,
Uniroyal nor Merger Sub will take, or fail to take, any action that would reasonably be expected to (i) adversely affect the qualification of the Merger as a reorganization pursuant to Section 368(a)(2)(E) of the Code, or result in the receipt of Uniroyal Common Shares by Sterling Shareholders being treated as a taxable transaction.

         14.5 Repurchase Contingency. In order to provide partial protection to persons who are not employees of Sterling and own options to purchase Sterling Common Shares ("Non-Employee Option Holders") against adverse income tax consequences that could result from a precipitous decline in the market price of Uniroyal Common Shares received by them in connection with the Merger between the Closing Date and the date on which the Registration Statement becomes effective, Uniroyal agrees that, for a period of thirty (30) days after the date on which the Registration Statement becomes effective, Uniroyal will, on the written request of any such Non-Employee Option Holder, purchase from such Non-Employee Option Holder the number of shares equal to up to fifty percent
(50%) of the number of Uniroyal Common Shares acquired by such person in exchange for the Sterling Common Shares acquired by such Non-Employee Option Holder through the exercise of one or more stock options. The percentage to be purchased by Uniroyal will be based on the Tax Liabilities of each such Non-Employee Option Holder who or which requests the purchase. Uniroyal will purchase said shares at a price per share that is equal to the closing price of the Uniroyal Common Shares on the Nasdaq National Market System on the Closing Date, provided that Uniroyal will not be required to make any such purchase to the extent that such purchase would jeopardize the status of the Merger as a reorganization under Section 368(a)(2)(E) of the Code.

         14.6 Indemnification. Uniroyal shall indemnify and hold harmless any and all persons who receive Uniroyal Common Shares in the Merger for any and all Taxes that result from the failure of the Merger to qualify as a reorganization under Section 368(a)(2)(E) of the Code other than by reason of actions taken by Sterling prior to the Closing.

Article 15 - Notices

         15.1 All notices and other communications hereunder shall be deemed to have been duly given if mailed, by first class mail, postage prepaid, delivered by personal delivery or overnight courier or sent by facsimile transmission, in every case addressed as follows:

If to Uniroyal or

         Merger Sub: George J. Zulanas, Jr.
                                    Chief Financial Officer
                                    Uniroyal Technology Corporation
                                    Two North Tamiami Trail, Suite 900
                                    Sarasota, Florida 34236
                                    Facsimile Number: (941)361-2214


With a copy to:            Oliver J. Janney, Esq.
                                    General Counsel
                                    Uniroyal Technology Corporation
                                    Two North Tamiami Trail, Suite 900
                                    Sarasota, Florida 34236
                                    Facsimile Number: (941)361-2214

If to Sterling:                     Gene E. Lewis
                                    Chief Executive Officer
                                    Sterling Semiconductor, Inc.
                                    22260 Executive Drive, Suite 101
                                    Sterling, Virginia 20166
                                    Facsimile Number: (703) 736-3443

With a copy to:            Steven L. Meltzer, Esq.
                                    Shaw Pittman
                                    1676 International Drive
                                    McLean, Virginia 22102
                                    Facsimile Number: (703) 790-7901

or to any other address provided by either party to the other in writing.


Article 16 - Survival; Confidentiality

         16.1 Survival of Representations and Warranties. The representations and warranties made by Sterling or pursuant to this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, document or instrument furnished or delivered pursuant hereto, will survive until the Closing, at which time they shall terminate.

         16.2 Confidentiality. From and after the Closing, the directors of Sterling at the time of execution of this Agreement shall not, directly or indirectly, except at the request of Uniroyal, use or disclose to any third party any of the technical, financial, operational, marketing, customer, supplier or similar or different confidential and proprietary information pertaining to the assets or the business of Sterling.

Article 17 - Miscellaneous

         17.1 Entire Agreement. All understandings heretofore made between Uniroyal and Sterling are merged in this Agreement, which, together with only the other agreements referred to herein, fully and completely express the agreement of the parties.

         17.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         17.3 Exhibits. All schedules and exhibits attached hereto, and lists or letters furnished pursuant to any Article of this Agreement shall be deemed to be incorporated in every other Article of this Agreement for the purposes of disclosure hereunder.

         17.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions thereof.

         17.5 Transactional Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall bear the fees and expenses incurred by it in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement. If for any reason the performance of the transactions contemplated by this Agreement are not consummated, no party shall have any Liability to any other party whatsoever with respect to such expenses.

         17.6 Bridge Notes. Sterling has issued certain notes under bridge loans (the "Bridge Notes") which include warrants to purchase Sterling Common Shares. The holders of Bridge Notes will be permitted to use the principal of the Bridge Notes to exercise the associated warrants. Any unpaid balances of the Bridge Notes will be repaid by Sterling at the Closing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                          UNIROYAL TECHNOLOGY CORPORATION

                              By /s/ Howard R. Curd

                            Its Chairman of the Board

                                 BAYPLAS4, INC.

                              By /s/ Howard R. Curd

                            Its Chairman of the Board

                          STERLING SEMICONDUCTOR, INC.

                              By /s/  Harry S. Flemming

                            Its Chairman of the Board

                                    EXHIBIT E

                                  DEFINED TERMS

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act (as set forth in 12 C.F.R. ss. 230.501).

         "affiliate" or "affiliated". As used herein, the term "any person affiliated with" any other person shall mean any member of the class that includes the spouse, parents, grandparents, children, grandchildren, brothers and sisters, and nieces and nephews of such other person, the spouse of any such parent, grandparent, child, grandchild, brother or sister, niece or nephew, or any corporation, partnership, sole proprietorship, trust or other entity in which such person or any one or more members of the foregoing class has any direct or beneficial interest of ten percent (10%) or more in the aggregate. As used herein, the term "any person affiliated with Sterling" shall mean any member of the class that includes the directors, officers, employees of Sterling, the spouse, parents, grandparents, children, grandchildren, brothers and sisters, and nieces and nephews of such directors, officers, employees, the spouse of any such parent, grandparent, child, grandchild, brother or sister, niece or nephew, or any corporation, partnership, sole proprietorship, trust or other entity in which any one or more members of the foregoing class has any direct or beneficial interest of ten percent (10%) or more in the aggregate.

         "Asbestos" as used herein, will be as defined in 40 C.F.R.ss.61.141
(1995).

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Bridge Notes" has the meaning set forth in Section 17.6.

         "Closing" has the meaning set forth in Section 13.1.

         "Closing Date" has the meaning set forth in Section 13.2.

         "Closing Balance Sheet" has the meaning set forth in Section 5.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

*
         "Commission" has the meaning set forth in Section 14.2.

         "Conversion Ratio" means for each Sterling Share the number of Uniroyal Common Shares having a value of twenty-eight dollars ($28.00), based on the average closing price of the Uniroyal Common Shares on the Nasdaq National Market System for the ten (10) trading days preceding the date of this Agreement.

         "December Balance Sheet" has the meaning set forth in Section 7.6.

         "Effective Time" has the meaning set forth in Section 1.2.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Environmental, Health and Safety Laws" means all laws in effect at the Closing (including rules, regulations, codes, permit requirements, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), and all common law, relating to pollution control and environmental protection, public health and safety, or employee health and safety, including (a) the Occupational Safety and Health Act of 1970, as amended, (b) all laws relating to Hazardous Materials, (c) all laws relating to the emission, release, threatened release, generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of hazardous materials, substances, wastes, pollutants, contaminants, or chemical, industrial, or toxic materials or wastes, (d) all laws relating to the generation, treatment, storage, discharge or disposal of wastewaters as provided for under the Federal Clean Water Act, as amended, 33 U.S.C.Sections1251 et seq., and any amendments thereto and regulations thereunder, (e) all laws relating to the generation, treatment, emission or discharge of atmospheric pollutants as provided for under the Federal Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq., and any amendments thereto and regulations thereunder, (f) all laws relating to Asbestos, (g) all laws relating to PCBs, chlorofluorocarbons, and any other chemicals as provided for under the Federal Toxic Substances and Control Act, 15 U.S.C. Sections 2601 et seq., and any amendments thereto and regulations thereunder, (h) all laws related to underground storage tanks, and (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., and any amendments thereto and regulations thereunder, and any analogous state laws ("CERCLA and State Equivalents").

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including regulations and interpretations thereunder.

         "February Balance Sheet" has the meaning set forth in Section 7.5(a).

         "February  Income  Statement"  has the  meaning  set  forth in  Section
7.5(a).

         "Financial Statements" has the meaning set forth in Section 7.5 (a).

         "Forecast Balance Sheet" has the meaning set forth in Section 5.3.

         "GAAP" has the meaning set forth in Section 7.5(b).

         "Hazardous Materials" means materials defined as "hazardous substances," "hazardous wastes," "hazardous constituents" or "solid wastes" in, or with respect to which Liability or standards of conduct are otherwise imposed pursuant to: (i) CERCLA and State Equivalents and any amendments thereto and regulations thereunder, (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and any amendments thereto and regulations thereunder, or (iii) any other Environmental, Health and Safety Laws.

         "Intellectual Property" means:
          ---------------------

                      (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,

                     (b) all trademarks, service marks, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,

                     (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith,

                     (d) all trade secrets and confidential business information (including customer lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),

                     (e) all material computer software used in the operation
                         of the business of Sterling,

                     (f) the "Sterling" and "Sterling Semiconductor" trade
                         names,

                     (g) all other proprietary rights, and

                     (h) all copies and tangible embodiments thereof (in
                         whatever form or medium).

Intellectual property will include the above items, regardless of whether they are registered, licensed, or located in the United States or in a foreign country.

          "Knowledge" or "Sterling's Knowledge" means actual knowledge after reasonable investigation by the following persons: Harry Flemming, Gene E. Lewis, James LeMunyon, and, solely as to the representations and warranties made in Section 7.9, Cengiz Balkas, Nikolai Yushin and Shaoping Wang, and, solely as to the representations and warranties made in Sections 7.9 and 7.11, Andrew Timmerman and Lawrence Rowland.

         "Liability" means any liability, loss, or cost (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "March Balance Sheet" has the meaning set forth in Section 5.3.

         "Merger" has the meaning set forth in the first operative provision.

         "Merger Sub" has the meaning set forth in the preamble.

         "Non-Employee  Option  Holders"  has the  meaning  set forth in Section
14.5.

         "PCBs" means polychlorinated biphenyls.

         "Pension Plans" has the meaning set forth in Section 7.22.B.

         "Proxy Statement/Private Placement Memorandum" has the meaning set forth in Section 7.30.

         "PRP" has the meaning set forth in Section 7.19.C.

         "Real Property Leases" has the meaning set forth in Section 7.10.

         "Registration Statement" has the meaning set forth in Section 14.2.

         "Returns" has the meaning set forth in Section 7.8(a).

"Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

         "Sterling" has the meaning set forth in the preamble.

         "Sterling Common Shares" has the meaning set forth in the first recital.

         "Sterling Information" has the meaning set forth in Section 7.30.

         "Sterling Preferred Shares" has the meaning set forth in the first recital.

         "Sterling Shares" has the meaning set forth in the first recital.

         "Sterling Shareholders" has the meaning set forth in the second recital.

         "Sterling's Accountants" has the meaning set forth in Section10.11.

         "Surviving Corporation" has the meaning set forth in the first operative provision.

         "Takeover Proposal" has the meaning set forth in Section 9.28.

         "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other government taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term will include any interest, penalties or additions to tax attributable to any such Tax.

         "Uniroyal" has the meaning set forth in the preface.

         "Uniroyal Common Shares" has the meaning set forth in the second recital.

         "Uniroyal Stock" is the common stock, $.01 par value per share, of Uniroyal.

         "Working Capital" means the sum of all current assets less all current liabilities maintained at their net realized value for federal income tax purposes.

                         UNIROYAL TECHNOLOGY CORPORATION
                               ONE SARASOTA TOWER
                                    SUITE 900
                             TWO NORTH TAMIAMI TRAIL
                             SARASOTA, FLORIDA 34236
GEORGE J. ZULANAS, JR.
EXECUTIVE VICE PRESIDENT                             Telephone: (941) 361-2220
CHIEF FINANCIAL OFFICER                              Fax:       (941) 361-2214
TREASURER

                                                                  June 9, 2000

Mr. Harry Flemming
Chairman of the Board
Sterling Semiconductor, Inc.
22260 Executive Drive, Suite 101
Sterling, VA 20166


                  Re: Merger Agreement dated April 10, 2000 among Uniroyal
                      Technology Corporation, Bayplas4, Inc. and Sterling Semiconductor, Inc. (the "Merger Agreement")

Dear Harry:

             This will confirm our agreement as follows:  The final  sentence of
Section 5.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

                  In the event that the Working Capital on the Closing Balance Sheet is less than the Working Capital shown on the Forecast Balance Sheet or in the event of fraud on the part of Sterling, the Conversion Ratio for the Shares will be reduced on the basis of a one dollar ($1.00) reduction in the total value of Uniroyal Common Shares being delivered hereunder for each dollar that such actual Working Capital varies from the Working Capital set forth on the Forecast Balance Sheet and for fraud, provided that such adjustment will reflect only decreases in Working Capital in excess of $250,000, and fraud. In the event that the deficiency in working capital is less than $250,000, up to fifty percent (50%) of the aggregate amount of $140,000 in signing bonuses paid by Sterling to four non-executive employees may be applied against the balance of the $250,000, it being the parties' intention that Sterling will be credited with the lesser of the unused portion of the $250,000 and one-half of the $140,000 paid in signing bonuses.

             Except as hereby modified, the Merger Agreement will continue unchanged in full force and effect. Please confirm that the foregoing completely and accurately sets forth our agreement by signing and returning the enclosed copy of this letter agreement to me.

                                            Very truly yours,


                                            UNIROYAL TECHNOLOGY CORPORATION

                                         /s/ George J. Zulanas, Jr.

                                            George J. Zulanas, Jr.


The foregoing sets forth our agreement.

STERLING SEMICONDUCTOR, INC.



By:   /s/ Harry Flemming
      --------------------
      Harry Flemming
      Chairman of the Board

                                                        APPENDIX A


Selected Unaudited Condensed Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of Uniroyal Technology Corporation ("Uniroyal") consists of the unaudited pro forma condensed consolidated balance sheet as of April 2, 2000 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 26, 1999 and the six month period ended April 2, 2000 (collectively, the "Pro Forma Statements"). The Pro Forma Statements are based upon the consolidated financial statements of Uniroyal and the unaudited consolidated financial statements of Sterling Semiconductor, Inc. ("Sterling") combined and adjusted to give effect to the May 31, 2000 merger between Uniroyal Technology Corporation, its wholly owned subsidiary, BayPlas4, Inc., and Sterling Semiconductor, Inc.

The unaudited pro forma condensed consolidated balance sheet gives effect to the transaction as if it had occurred on April 2, 2000, and reflects the total estimated purchase costs. The unaudited pro forma condensed consolidated balance sheet combines Uniroyal's unaudited consolidated balance sheet as of April 2, 2000 with Sterling's unaudited consolidated balance sheet as of March 31, 2000.

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 26, 1999 and the six months ended April 2, 2000, reflect the transaction as if it had occurred on September 28, 1998. The unaudited pro forma condensed consolidated statements of operations combine Uniroyal's consolidated statement of operations for the year ended September 26, 1999 and Uniroyal's unaudited consolidated statement of operations, for the six month period ended April 2, 2000, with Sterling's unaudited consolidated statement of operations for the year ended September 30, 1999 and Sterling's unaudited consolidated statement of operations for the six month period ended March 31, 2000.

The Pro Forma Statements are based upon information set forth in this document and assumptions included in the accompanying notes. Uniroyal anticipates completion of a valuation of the significant assets, liabilities and business operations of Sterling. Using this information, Uniroyal will make a final purchase price allocation between tangible assets and liabilities, identifiable intangible assets and goodwill. The impact of these changes, principally affecting intangible assets and related amortization, could be material.

Uniroyal will account for the merger using the purchase method of accounting. Accordingly, Uniroyal's cost to acquire Sterling, estimated at approximately $41 million, will be allocated to the identifiable assets acquired and the liabilities assumed according to their respective fair values, with the excess purchase price allocated to goodwill. As noted above, the final allocation of purchase price is dependent upon valuations that are not yet complete. Accordingly, the purchase price allocation adjustments made in connection with the development of the Pro Forma Statements are preliminary and have been made solely for the purpose of developing the Pro Forma Statements.

The Pro Forma Statements, and accompanying notes, should be read in conjunction with the audited consolidated financial statements and unaudited interim
condensed  consolidated  financial  statements,   including  the  notes  to  the
consolidated financial statements, of Uniroyal and Sterling. The related Uniroyal financial statements have been previously filed. The related Sterling financial statements will be included in a related Form 8-K/A to be filed within 60 days of the filing date of this Form 8-K.

The Pro Forma Statements are based on currently available information and upon certain assumptions that management believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what Uniroyal's financial position or results of operations would have been if the Sterling merger had in fact occurred at April 2, 2000 and in the case of the condensed consolidated statements of operations, at September 28, 1998, or to project Uniroyal's financial position or results of operations at any future date or for any future periods.


                         UNIROYAL TECHNOLOGY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                     ASSETS

                                                                              APRIL 2, 2000
                                            ------------------------------------------------------------------------------
                                                                                           PRO FORMA
                                              UNIROYAL                 STERLING           ADJUSTMENTS
                                             TECHNOLOGY             SEMICONDUCTOR,          STERLING
                                             CORPORATION                 INC.             ACQUISITION            PRO FORMA
                                            ------------            -------------         -----------            ---------

Current assets:
   Cash and cash equivalents                 $   99,478            $    2,021            $   (2,491)  (1)       $   99,008

   Trade accounts receivable -  net               5,045                   419                     -                  5,464

   Inventories                                   10,298                   260                     -                 10,558

   Deferred income taxes                          4,981                     -                    53   (2)            5,034

   Prepaid expenses and other current
     assets                                       1,405                   315                     -                  1,720
                                             ----------            ----------            ----------             ----------

     Total current assets                       121,207                 3,015                (2,438)               121,784

Property, plant and equipment - net              47,915                 1,904                     -                 49,819

Property, plant and equipment held for
  sale                                            1,871                     -                     -                  1,871

Goodwill - net                                    1,282                     -                     -                  1,282

Intangible assets - net                               -                 1,230                37,885   (3)           39,115

Deferred income taxes - net                       9,478                     -                 2,339   (2)           11,817

Other assets - net                               11,948                    57                  (500)  (4)           11,505
                                             ----------            ----------            ----------             ----------

TOTAL ASSETS                                 $  193,701            $    6,206            $   37,286             $  237,193
                                             ==========            ==========            ==========             ==========

                             See accompanying notes.



                         UNIROYAL TECHNOLOGY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                           APRIL 2, 2000
                                            ---------------------------------------------------------------------------------
                                                                                          PRO FORMA
                                             UNIROYAL               STERLING             ADJUSTMENTS
                                            TECHNOLOGY           SEMICONDUCTOR,           STERLING
                                            CORPORATION               INC.               ACQUISITION               PRO FORMA
                                            -----------          --------------         -------------            ------------
Current liabilities:

   Current portion of long-term debt         $    4,904            $    4,323              $   (3,823)  (5)       $    5,404

   Trade accounts payable                         8,810                 1,067                       -                  9,877

   Net liabilities of discontinued
     operations                                   6,472                     -                       -                  6,472

   Accrued expenses:
     Compensation and benefits                    8,687                    76                       -                  8,763
     Interest                                        74                     -                       -                     74
     Taxes, other than income                       408                     5                       -                    413
     Income taxes payable                        15,116                     -                       -                 15,116
     Other                                        4,830                    85                     679   (6)            5,594
                                             ----------            ----------              ----------             ----------
   Total current liabilities                     49,301                 5,556                  (3,144)                51,713

Long-term debt, net of current portion           23,412                   578                       -                 23,990

Other liabilities                                22,634                     -                       -                 22,634
                                             ----------            ----------              ----------             ----------

Total liabilities                                95,347                 6,134                  (3,144)                98,337
                                             ----------            ----------              ----------             ----------

Minority interest                                4,812                      -                       -                  4,812

Stockholders' equity:
  Preferred stock                                    -                  3,602                  (3,602)  (7)                -

  Common stock                                     306                      6                      (6)  (7)              306

  Additional paid-in capital                    60,053                  3,525                  24,941   (8)           88,519

  Retained  earnings (deficit)                  56,533                 (6,977)                  6,977   (9)           56,533
                                            ----------             ----------              ----------             ----------
                                               116,892                    156                  28,310                145,358

  Less treasury stock at cost                  (23,350)                   (84)                 12,120   (10)         (11,314)
                                            ----------             ----------              ----------             ----------

  Total stockholders' equity                    93,542                     72                  40,430                134,044
                                            ----------             ----------              ----------             ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                    $  193,701             $    6,206              $   37,286             $  237,193
                                            ==========             ==========              ==========             ==========

                             See accompanying notes.

(1) Represents the principal balance of Sterling notes payable due and paid upon the consummation of the merger on May 31, 2000 (approximately $2,489,000), plus approximately $2,000 due to Sterling shareholders for fractional shares of Uniroyal common stock paid as a result of the consummation of the merger.

(2) Represents a purchase accounting entry for the reversal of the Sterling deferred tax asset valuation allowance. Management believes it will be more likely than not that the deferred tax assets acquired will be utilized by the consolidated group after the merger.

(3) The estimated purchase price and allocation of the purchase price are as follows (in thousands):

         Estimated Acquisition Cost
         --------------------------
         Exchange of Uniroyal shares for Sterling preferred and common stock              $   31,743  (a)
         Conversion of Sterling stock options to Uniroyal stock options                        8,871  (b)
         Registration costs                                                                     (112) (c)
                                                                                          ----------
           Subtotal - fair value of stock given                                               40,502
         Cash for fractional shares                                                                2
         Acquisition expenses                                                                    566  (d)
                                                                                          ----------
         Total estimated acquisition cost                                                 $   41,070
                                                                                          ==========

         Purchase Price Allocation
         -------------------------
         Estimated fair value of Sterling assets acquired                                 $    8,598
         Estimated fair value of Sterling liabilities assumed                                 (5,301)
         Accrued registration costs                                                             (112)
         Intangible assets acquired                                                           37,885  (e)
                                                                                          ----------
         Total                                                                            $   41,070
                                                                                          ==========

         (a) Represents the exchange of approximately 1,532,000 shares of Uniroyal common stock for the outstanding shares of Sterling preferred and common stock. The purchase price was based upon the application of the Conversion Ratio (as defined in the merger agreement included elsewhere in this Form 8-K and calculated to be
             1.1965 shares of Uniroyal stock for each share of Sterling stock) to the outstanding Sterling shares, warrants and non-employee stock options. The Uniroyal shares are valued at $20.725 per share based upon the average closing share price of Uniroyal stock for the five trading days surrounding April 30, 2000, which represents the date on which a working capital adjustment affected the original purchase price. The purchase price is subject to a potential additional adjustment for the non-employee option holders of Sterling stock if the closing price of the Uniroyal stock on the Registration Effective Date (as defined in the merger agreement) is less than 95% of the closing price of Uniroyal stock on May 31, 2000 ($16.00).

         (b) Represents the conversion of approximately 425,000 outstanding and unexercised Sterling stock options (the majority of which are vested) into approximately 508,000 Uniroyal vested stock options based upon the application of the Conversion Ratio. The fair value of the Uniroyal options was calculated using the Black-Sholes option-pricing model. All vested stock options exchanged are included as part of the purchase price based upon their fair value.

         (c) Represents estimated registration costs of the Uniroyal common stock used to effect the merger.

         (d) Represents estimated costs of the acquisition that includes an estimate of approximately $406,000 to be paid to Jesup & Lamont Securities, a related party, and other costs of the acquisition.

         (e) The preliminary intangible asset allocation was determined by subtracting the estimated identifiable tangible net assets acquired from the total estimated acquisition costs. The preliminary pro forma intangible asset allocation is being amortized straight-line over a 5-year period for purposes of the pro forma. A 5-year life is deemed to be reasonable given the rapid rate of change in technology.

             The final allocation of the purchase price is dependent upon the completion of a valuation study. Changes to the intangible asset and related amortization as a result of the finalization of the valuation study could be material.

(4) Represents the elimination of a Uniroyal investment in Sterling, which was in the form of a $500,000 bridge loan.

(5) Represents the approximate reduction of Sterling debt at the consummation of the merger from notes repaid in cash on the merger date of $2,489,000, notes converted to Uniroyal stock on the merger date of $1,478,000, elimination of the Uniroyal bridge loan of $500,000 and the write-off of the related debt discount ($644,000).

(6)      Represents an accrual for estimated acquisition and registration costs.

(7) Represents the elimination of Sterling preferred stock and common stock.

(8) Represents the elimination of Sterling paid-in-capital, the fair value of the Uniroyal stock given to effect the merger (less the cost of the treasury stock based upon first in-first out methodology) and the fair value of Uniroyal stock options exchanged for Sterling employee stock options.

(9)      Represents the elimination of Sterling's retained deficit.

(10) Represents reduction in Uniroyal treasury stock used to effect the merger(at cost based upon first in-first out methodology) and the elimination of Sterling treasury stock.


                         UNIROYAL TECHNOLOGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                           FOR THE FISAL YEAR ENDED SEPTEMBER 26, 1999
                                                        -------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                           UNIROYAL             STERLING           ADJUSTMENTS
                                                          TECHNOLOGY         SEMICONDUCTOR,         STERLING
                                                          CORPORATION             INC.             ACQUISITION         PRO FORMA
                                                        -------------        --------------       ------------        -----------
Net sales                                               $    71,214          $     1,948          $         -         $    73,162
Costs, expenses and (other income):
   Costs of goods sold                                       53,680                2,882                    -              56,562
   Selling and administrative                                18,276                1,178                                   19,454
   Depreciation and other amortization                        3,505                  873                7,577   (1)        11,955
   Gain on sale of division                                    (667)                   -                    -                (667)
   Gain on sale of preferred stock investment                  (898)                   -                    -                (898)
                                                        -----------          -----------          -----------         -----------
Loss  before interest, income taxes, minority
  interest and discontinued operations                       (2,682)              (2,985)              (7,577)            (13,244)

Interest expense - net                                         (778)                (383)                 220   (2)          (941)
                                                        -----------          -----------          -----------         -----------

Loss before income taxes, minority interest
  and discontinued operations                                (3,460)              (3,368)              (7,357)            (14,185)

Income tax benefit                                            2,520                    -                1,228   (3)         3,748
                                                        -----------          -----------          -----------         -----------

Loss before minority interest
  and discontinued operations                                  (940)              (3,368)              (6,129)            (10,437)

Minority interest                                             2,191                  650                 (650)  (4)         2,191
                                                        -----------          -----------          -----------         -----------

Income (loss) from continuing operations                $     1,251          $    (2,718)         $    (6,779)        $    (8,246)
                                                        ===========          ===========          ===========         ===========

Income (loss) from continuing operations per share:

  Basic                                                 $      0.05                                                   $     (0.32)
                                                        ===========                                                   ===========
  Assuming dilution                                     $      0.05                                                   $     (0.32)
                                                        ===========                                                   ===========

Average number of shares used in computation:
  Basic                                                  24,315,992                                                   25,847,992 (5)
  Assuming dilution                                      26,572,668                                                   25,847,992 (6)





                         UNIROYAL TECHNOLOGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                       FOR THE SIX MONTH PERIOD ENDED APRIL 2, 2000
                                                       -----------------------------------------------------------------------------
                                                                                                   PRO FORMA
                                                          UNIROYAL            STERLING            ADJUSTMENTS
                                                         TECHNOLOGY         SEMICONDUCTOR,         STERLING
                                                         CORPORATION            INC.              ACQUISITION          PRO FORMA
                                                       -------------        --------------       ------------        ------------
Net sales                                               $    31,298          $     1,654          $         -         $    32,952
Costs, expenses and (other income):
   Costs of goods sold                                       24,586                1,579                    -              26,165
   Selling and administrative                                20,328                  910                    -              21,238
   Depreciation and other amortization                        2,118                  457                3,789  (1)          6,364
   Provision for uncollectible note receivable                5,387                    -                    -               5,387
   Loss on assets to be disposed of                           2,223                    -                    -               2,223
   Gain on sale of preferred stock investment                (2,905)                   -                    -              (2,905)
                                                        -----------          -----------          -----------         -----------
Loss before interest, income taxes, minority
   interest and discontinued operations                     (20,439)              (1,292)              (3,789)            (25,520)

Interest expense - net                                         (303)                (613)                 586  (2)           (330)
                                                        -----------          -----------          -----------         -----------

Loss before income taxes, minority interest
   and discontinued operations                              (20,742)              (1,905)              (3,203)            (25,850)

Income tax benefit                                           21,677                    -                  514  (3)         22,191
                                                        -----------          -----------          -----------         -----------
Income (loss) before minority interest
   and discontinued operations                                  935               (1,905)              (2,689)             (3,659)

Minority interest                                             3,067                  146                 (146) (4)          3,067
                                                        -----------          -----------          -----------         -----------

Income (loss) from continuing operations                $     4,002          $    (1,759)         $    (2,835)        $      (592)
                                                        ===========          ===========          ===========         ===========

Income (loss) from continuing operations per share:

  Basic                                                 $      0.16                                                   $     (0.02)
                                                        ===========                                                   ===========
  Assuming dilution                                     $      0.14                                                   $     (0.02)
                                                        ===========                                                   ===========

Average number of shares used in computation:

  Basic                                                  24,277,802                                                   25,809,802 (5)
  Assuming dilution                                      28,400,727                                                   25,809,802 (6)


(1) Represents the incremental amortization of intangible assets resulting from the merger. The intangible assets are being amortized on a straight-line basis over a 5-year period as previously described.

(2) Represents the elimination of interest expense related to the Sterling notes payable that were repaid or converted to Uniroyal stock upon the consummation of the merger.

(3) Represents the income tax benefit on the net effect of Sterling's net loss and pro forma interest expense adjustment for the period, calculated at the statutory rate. Sterling had not recorded a tax benefit due to the belief that it was more likely than not that the resulting deferred tax asset would not be utilized. It is management's belief that it is more likely than not that the acquired deferred tax asset of Sterling will be utilized by Uniroyal. The amortization of the intangible asset recorded as a result of the merger is not deductible for tax purposes.

(4)      Represents the elimination of Sterling's minority interest.

(5)      Reflects   additional   Uniroyal   shares   issued  in  the  merger  of
         approximately 1,532,000.

(6)      Does not  include the effect of  approximately  508,000  stock  options
         issued  in  connection  with  the  merger,   as  the  effect  would  be
         antidilutive.